Exhibit 4.1

Indenture, dated as of October 24, 2003, by and between Banco Bradesco S.A., acting through its Grand Cayman branch, as Issuer, and The Bank of New York Trust Company (Cayman) Limited, as Trustee

October 24, 2003

BANCO BRADESCO S.A.,
acting through its Grand Cayman branch,
as Issuer,

and

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
as Trustee

INDENTURE
Relating to the 8.75% Subordinated Notes due 2013

CROSS-REFERENCE TABLE

Trust Indenture Act	Indenture
Section	Section
310(a)(1)	8.17
(a)(2)	8.17
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.9;8.10;8.17
(b)	8.9;8.17;15.3
(c)	N.A.
311(a)	8.18
(b)	8.18
(c)	N.A.
312(a)	2.20
(b)	15.11
(c)	15.12
313(a)	8.13
(b)(1)	N.A.
(b)(2)	8.13
(c)	6.8,8.13;15.3
(d)	8.13
314(a)	6.8,6.9;15.1;15.3
(b)	N.A.
(c)(1)	6.13;12.2;13.4
(c)(2)	6.13;11.3;12.2;13.4
(c)(3)	15.1
(d)	N.A.
(e)	15.1
(f)	N.A.
315(a)	8.1
(b)	8.16;15.3
(c)	8.1
(d)	8.1
(e)	7.13
316(a)(last sentence)	9.2
(a)(1)(A)	7.12
(a)(1)(B)	7.4
(a)(2)	N.A.
(b)	7.9
(c)	9.1
317(a)(1)	7.6
(a)(2)	7.5
(b)	6.11
318(a)	1.3
(c)	1.3

______________________
N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

- i -

	4.2 Optional Redemption in the Event of Change in Tax Treatment	33
	4.3 Optional Redemption Date	34
	4.4 Notice of Redemption	34
	4.5 Deposit of Optional Redemption Price	35
	4.6 Notes Payable on Optional Redemption Date	35
5.	THE INSURANCE POLICY	35
6.	COVENANTS	37
	6.1 Payment of Principal and Interest	37
	6.2 Performance Under the Transaction Documents	37
	6.3 Maintenance of Approvals	37
	6.4 Maintenance of Books and Records	38
	6.5 Use of Proceeds	38
	6.6 Notice of Defaults and Events of Default	38
	6.7 Notice of Currency Inconvertibility/Non-Transfer Event and Other Events	38
	6.8 Provision of Financial Statements and Reports	38
	6.9 Further Actions	40
	6.10 Appointment to Fill a Vacancy in Office of Trustee	40
	6.11 Payments and Paying Agents	40
	6.12 Maintenance of Existence	41
	6.13 Consolidation, Merger, Conveyance or Transfer	42
	6.14 Listing	42
	6.15 Additional Information for Ratings	42
7.	DEFAULT AND REMEDIES	43
	7.1 Events of Default	43
	7.2 Acceleration of Maturity; Rescission and Annulment	44
	7.3 Delay or Omission Not Waiver	45
	7.4 Waiver of Past Defaults	45
	7.5 Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings	45
	7.6 Trustee May Enforce Claims Without Possession of Notes	46
	7.7 Application of Money Collected	46
	7.8 Limitation on Suits	47
	7.9 Unconditional Right of Noteholders to Receive Principal and Interest	48
	7.10 Restoration of Rights and Remedies	48
	7.11 Rights and Remedies Cumulative	48

- ii -

	7.12 Control by Noteholders	48
	7.13 Undertaking for Costs	49
	7.14 Waiver of Stay or Extension Laws	49
8.	CONCERNING THE TRUSTEE	49
	8.1 Certain Rights and Duties of Trustee	49
	8.2 Trustee Not Responsible for Recitals, etc.	52
	8.3 Trustee and Others May Hold Notes	52
	8.4 Moneys Held by Trustee or Paying Agent	52
	8.5 Compensation of Trustee and Its Lien	52
	8.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel	53
	8.7 The Bank of New York Trust Company (Cayman) Limited as Trustee	53
	8.8 Persons Eligible for Appointment as Successor Trustee	54
	8.9 Resignation and Removal of Trustee; Appointment of Successor	54
	8.10 Acceptance of Appointment by Successor Trustee	55
	8.11 Merger, Conversion or Consolidation of Trustee	55
	8.12 Maintenance of Offices and Agencies	56
	8.13 Reports by Trustee	58
	8.14 Trustee Risk	58
	8.15 Appointment of Co-Trustee	58
	8.16 Notice of Default	60
	8.17 Eligibility; Disqualification.	60
	8.18 Preferential Collection of Claims Against Issuer.	60
9.	CONCERNING THE NOTEHOLDERS	60
	9.1 Acts of Noteholders	60
	9.2 Notes Owned by Issuer and Affiliates Deemed Not Outstanding	62
10.	NOTEHOLDERS' MEETINGS	62
	10.1 Purposes for Which Noteholders' Meetings May Be Called	62
	10.2 Trustee, Issuer and Noteholders May Call Meeting	63
	10.3 Persons Entitled to Vote at Meeting	63
	10.4 Determination of Voting Rights; Conduct and Adjournment of Meeting	63
	10.5 Counting Votes and Recording Action of Meeting	64
11.	SUPPLEMENTAL INDENTURES	64
	11.1 Supplemental Indenture with Consent of Noteholders	64
	11.2 Supplemental Indentures Without Consent of Noteholders	66
	11.3 Execution of Supplemental Indentures	67

- iii -

	11.4 Effect of Supplemental Indentures	67
	11.5 Conformity with Trust Indenture Act	67
	11.6 Reference in Notes to Supplemental Indentures	67
	11.7 Moody's Consent and Notification	67
	11.8 Consent of the Central Bank of Brazil	67
12.	SATISFACTION AND DISCHARGE	68
	12.1 Satisfaction and Discharge of Notes	68
	12.2 Satisfaction and Discharge of Indenture	69
	12.3 Application of Trust Money	70
13.	DEFEASANCE	70
	13.1 Issuer's Option to Effect Defeasance or Covenant Defeasance	70
	13.2 Defeasance and Discharge	70
	13.3 Covenant Defeasance	70
	13.4 Conditions to Defeasance or Covenant Defeasance	71
	13.5 Deposited Money and Permitted Investments to Be Held in Trust; Other Miscellaneous Provisions	72
	13.6 Reinstatement	73
14.	SUBORDINATION	73
	14.1 Notes Subordinate to Other Obligations	73
	14.2 Payment Over of Proceeds Upon Dissolution, etc.	74
	14.3 Payment Permitted in Certain Situations	74
	14.4 Provisions Solely to Define Relative Rights	75
	14.5 Trustee to Effectuate Subordination	75
	14.6 Notice to Trustee	75
	14.7 Reliance on Judicial Order or Certificate of Liquidating Agent	76
	14.8 Trustee Not Fiduciary For Holders Of Other Obligations	76
15.	MISCELLANEOUS	76
	15.1 Compliance Certificates and Opinions	76
	15.2 Form of Documents Delivered to Trustee	77
	15.3 Notices, etc. to Trustee	77
	15.4 Notices to Noteholders; Waiver	79
	15.5 Effect of Headings and Table of Contents	79
	15.6 Successors and Assigns	79
	15.7 Severability Clause	80
	15.8 Benefits of Indenture	80

- iv -

15.9 Legal Holidays	80
15.10 Currency Rate Indemnity	80
15.11 Communication by Noteholders with Other Noteholders	82
15.12 Governing Law	82
15.13 Waiver of Jury Trial	82
15.14 Submission to Jurisdiction, etc.	82
15.15 Execution in Counterparts	83

EXHIBIT A(1)	Form of Restricted Global Note
EXHIBIT A(2)	Form of Regulation S Global Note
EXHIBIT A(3)	Form of Exchange Note
EXHIBIT B	Form of Claim Notice for Insurance Policy
EXHIBIT C(1)	Certificate of Extension of Maturity
EXHIBIT C(2)	Form of Proof of Loss for Insurance Policy
EXHIBIT D	Form of Risk Based Capital Requirements Certificate
EXHIBIT E	Form of Authentication and Delivery Order
EXHIBIT F	Form of Regulation S Certificate
EXHIBIT G	Form of Restricted Notes Certificate
EXHIBIT H	Form of Unrestricted Notes Certificate

- v -

INDENTURE (the "Indenture") dated as of October 24, 2003

BETWEEN

(1) BANCO BRADESCO S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "Issuer"); and

(2) THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED, as trustee (the "Trustee") and as note registrar and paying agent in New York.

WHEREAS

(A) The Issuer has duly authorized the issuance of the Notes (as defined below) in such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

(B) The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes and the authentication and delivery thereof by the Trustee;

(C) All things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided in this Indenture, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done; and

(D) Each of the parties hereto is entering into this Indenture for the benefit of the other party and for the equal and ratable benefit of the holders of (i) the Issuer's 8.75% Subordinated Notes due 2013 issued in accordance with the terms of this Indenture (the “Original Notes”), (ii) any Additional Notes (as defined herein) that may be issued from time to time under this Indenture, and (iii) the Exchange Notes (as defined herein) to be issued in exchange for the Initial Notes (as defined herein).

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions and Other Provisions of General Application

1.1 Definitions

All terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

The following capitalized terms shall have the meanings set forth below:

"Accounting Practices Adopted in Brazil" means the Corporate Law Method together with the industry specific guidelines (provided by the rules and regulations of the Conselho Monetario Nacional (the National Monetary Council), the Central Bank, the Commissão de Valores Mobiliários (the Brazilian Securities Commission) and other regulatory entities) that are also considered part of the accounting practices adopted in Brazil.

"Act", when used with respect to any Noteholder, has the meaning set forth in Section 9.1.

"Additional Amounts" has the meaning set forth in Section 2.16.

"Additional Interest Amount" has the meaning set forth in Section 2.8(b).

"Additional Notes" has the meaning set forth in Section 2.1(c).

"Advance Payment" has the meaning set forth in Section 3.2(a).

"Affiliate" with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such interests, by contract or otherwise.

"Agent Member" means a member of, or participant in, DTC, Euroclear or Clearstream, as the case may be.

"Amount in Arrears" has the meaning set forth in Section 2.8(a).

"Applicable Procedures" has the meaning set forth in Section 2.13(f)(i).

"Arrears Rate" has the meaning set forth in Section 2.7.

"Authenticating Agent" means the Person acting as Authenticating Agent hereunder pursuant to Section 8.12.

"Authorized Agent" means any Paying Agent, Authenticating Agent, Note Registrar or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes such agent to perform.

"Authorized Representative" of the Issuer or any other Person means, subject to the requirements of the Trust Indenture Act, the person or persons authorized to act on behalf of such entity pursuant to a valid power of attorney by its Board of Directors or any other similar competent governing body of such entity or any other Person duly authorized in accordance with its organizational documents; provided, that with respect to the Officers' Certificates to be delivered pursuant to Section 6.8(c), such Officers' Certificates shall be executed by two executive officers of the Issuer, at least one of them being an Executive Vice President.

"Authorized Signatory" means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes.

"Board of Directors", when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

"Brazil" means the Federative Republic of Brazil.

"Brazilian reais" and "R$" mean the lawful currency of Brazil.

"Business Day" means any day except a Saturday, a Sunday or a legal holiday or a day on which banking institutions (including, without limitation, the members of the Federal Reserve System) are authorized or required by law, regulation or executive order to close in The City of New York, London, the Cayman Islands, Bermuda or São Paulo.

"Claim Notice" means a notice in the form of Exhibit B hereto.

"Clearstream" means Clearstream Banking, société anonyme.

"Closing Date" means October 24, 2003.

"Common Depositary" means the common depositary for Euroclear and/or Clearstream.

“Consent Agreement” means the issuer consent agreement dated as of October 24, 2003, among the Issuer, the Foreign Enterprise (as defined therein) and the Insurer, as amended or modified from time to time in accordance with its terms.

"Corporate Law Method" means the Lei das Sociedades por Ações (Law 6,404/76, as amended), which sets forth the accounting method required to be followed by all Brazilian corporate entities.

"Corporate Trust Office" means the office of the Trustee or Note Registrar at which the corporate trust business of the Trustee or Note Registrar, as the case may be, shall at any particular time be administered, which at the time of the execution of this Indenture is, in each case, located care of The Bank of New York at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Global Finance Unit.

"Covenant Defeasance" has the meaning set forth in Section 13.3.

"Currency Inconvertibility/Non-Transfer Event" has the meaning set forth in the Insurance Policy.

"CUSIP" means the CUSIP Service Bureau.

"Custodian" has the meaning set forth in Section 2.5.

"Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default if not cured or remedied.

"Defeasance" has the meaning set forth in Section 13.2.

"Distribution Compliance Period" means, with regard to Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (i) the date on which the Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (ii) the date on which the Notes are initially issued, authenticated and sold.

"DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

"Event of Default" has the meaning set forth in Section 7.1.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended and in effect from time to time.

“Exchange Notes” means the 8.75% subordinated notes due 2013 to be issued in exchange for the Initial Notes in accordance with the Registration Rights Agreement.

"GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

"Global Note" has the meaning set forth in Section 2.5.

"Governmental Approval" means any authorization, consent, approval, order, license, franchise, ruling, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority (including, without limitation, environmental approvals, zoning variances, special exceptions and non-conforming uses) relating to the execution, delivery or performance of any Transaction Document.

"Governmental Authority" shall mean any regulatory, administrative or other legal body, any court, tribunal or authority or any public legal entity or public agency of the Cayman Islands, Brazil or the United States of America or any other jurisdiction whether created by federal, provincial or local government, or any other legal entity now existing or hereafter created, or now or hereafter controlled, directly or indirectly, by any public legal entity or public agency of any of the foregoing.

"Grace Period" means the 15-day grace period for the payment of interest specified in Section 7.1(b).

"Guarantee of Indebtedness" means an obligation of a person to pay the Indebtedness of another person including, without limitation:

(i) an obligation to pay or purchase such Indebtedness;

(ii) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; or

(iii) any other agreement to be responsible for such Indebtedness.

"Increased Interest" means any and all amounts that become payable pursuant to Section 5 of the Registration Rights Agreement.

"Indebtedness", with respect to any person, means any amount payable (whether as a direct obligation or indirectly through a Guarantee of Indebtedness by such person) pursuant to an agreement or instrument involving or evidencing money borrowed or received, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase or pursuant to a lease with substantially the same economic effect as any such agreement or instrument and which, under GAAP, would constitute a capitalized lease obligation.

"Indenture" has the meaning set forth in the preamble hereto.

"Initial Non-Refundable Premium" has the meaning set forth in the Insurance Policy.

"Initial Notes" means, collectively, the Original Notes and Additional Notes.

"Initial Refundable Premium" has the meaning set forth in the Insurance Policy.

"Insurance Policy" means the Policy of Political Risk Insurance, Policy No. 03-255, dated October 24, 2003, between the Insurer and the Trustee, as amended or modified from time to time in accordance with the terms thereof.

"Insurer" means Sovereign Risk Insurance Ltd., as agent on behalf of ACE Bermuda Insurance Ltd. and XL Insurance (Bermuda) Ltd, and its successors and assigns.

"Interest Payment Date" has the meaning set forth in Section 2.7.

"Interest Period" means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date.

"Interest Subaccount" has the meaning set forth in Section 3.1(a).

"Issuer" has the meaning set forth in the preamble to this Indenture.

"Issuer Order" means a written request or order signed in the name of the Issuer by two of its Authorized Representatives.

"Law" means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, or injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

"Luxembourg Paying Agent" has the meaning set forth in Section 8.12(h) hereof.

"Luxembourg Transfer Agent" has the meaning set forth in Section 8.12(h) hereof.

"Majority Noteholders" means the holders of more than 50% in aggregate principal amount of the Notes then Outstanding at any time.

"Maturity Date" has the meaning set forth in Section 2.6.

"Moody's" means Moody's Investors Service, Inc.

"Noteholder" means a Person in whose name a Note is registered in the Note Register.

"Note Rate" means, for any Interest Period, a rate per annum equal to that set forth in Section 2.7.

"Note Register" has the meaning set forth in Section 2.13.

"Note Registrar" means any Person acting as Note Registrar pursuant to Section 2.13.

"Notes" means, collectively, the Initial Notes and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

"Officer's Certificate" means a certificate of an Authorized Representative of the Issuer in compliance with the requirements of Section 15.1.

"Opinion of Counsel" means a written opinion of counsel in compliance with the requirements of Section 15.1 hereof from any Person which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer.

"Optional Redemption Date" has the meaning set forth in Section 4.3.

"Optional Redemption Price" has the meaning set forth in Section 4.3.

"Original Notes" has the meaning set forth in the recitals to this Indenture.

"Other Obligations" means all Indebtedness of the Issuer including, without limitation, (a) principal and interest thereon (and other amounts payable in respect thereof), (b) Indebtedness of others guaranteed by the Issuer, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, (c) all financial obligations derived from the application of law, including, without limitation, all tax, social security, labor and other similar obligations, (d) all indebtedness or obligations to the depositors of the Issuer, (e) all obligations of the Issuer to make payment pursuant to the terms of financial instruments and derivatives, (f) any guarantee by the Issuer of any Other Obligations of a third party and (g) amendments, renewals, extensions, modifications or refundings of any such Other Obligations; but excluding (i) the Notes, whether outstanding on the date of this Indenture or thereafter issued and (ii) the outstanding subordinated indebtedness of the Issuer or other hybrid instrument, if any, as per the terms of Resolution 2837.

"Outstanding", when used with respect to Notes or any principal amount thereof, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except Notes:

(i) theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) for which redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; provided, that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article 4 or provision therefore satisfactory to the Trustee has been made;

(iii) or portions thereof deemed to have been paid within the meaning of Section 12.1;

(iv) as to which defeasance has been effected pursuant to Article 13; or

(v) that have been exchanged for other Notes or Notes in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture other than any Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes constitute valid obligations of the Issuer;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, or any of its Subsidiaries or Affiliates, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Issuer or a Subsidiary thereof or any Affiliate of the Issuer or any Subsidiary thereof. For the avoidance of doubt, the Issuer will not be discharged from its obligations under this Indenture upon payment of interest on the Notes with funds provided by the Insurer under the Insurance Policy (other than with funds constituting the Advance Payment made to the Trustee on the Closing Date for deposit in the Reserve Account) and, for all purposes of this Indenture, (i) the Insurer shall be subrogated to the rights of the Noteholders with respect to such payment, and (ii) the Notes shall be deemed to remain Outstanding at any time that amounts remain due and owing to the Insurer under Condition 8 of the Insurance Policy.

"Paying Agent" means the Trustee and its successors and assigns and any other paying agent appointed by the Issuer in accordance with Sections 2.15(b) and 6.11.

"Payment Account" means the account contemplated in Section 3.1 hereof.

"Payment Date" means any of the Interest Payment Dates, the Stated Maturity Date, the Maturity Date, the Optional Redemption Date or any other date on which payments on the Notes in respect of principal, interest or other amounts, including as a result of any acceleration of the Notes, are required to be paid pursuant to this Indenture and the Notes.

"Permitted Brazilian Investments" means liquid investments which accrue interest at least equal to CDI (Certificado de Deposito Interbancario) or any other benchmark interest rate that replaces CDI, if available.

"Permitted Investments" means the following types of investments:

(i) direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations the timely payment of the principal of and interest on which is fully guaranteed by the United States;

(ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by agencies or instrumentalities of the United States and backed by the full faith and credit of the United States, including, but not limited to, any of the following: United States Treasury, Export-Import Bank of the United States and Government National Mortgage Association;

(iii) general obligation bonds issued by State or municipal governments, the interest on which is exempt from United States federal income taxes, rated Aa2 or better by Moody’s;

(iv) repurchase agreements with financial institutions (including the Trustee) or savings and loan associations rated Aa2 or better by Moody’s, respectively, and having a combined capital and surplus of at least two hundred fifty million dollars ($250,000,000) fully secured by collateral security, actually delivered to the Trustee or its agent, described in clauses (i) or (ii) of this definition and continuously having a market value at least equal to the amount so invested;

(v) banker’s acceptances issued by, or interest-bearing demand or time deposits (including certificates of deposit) in, a bank with either (x) a long-term credit rating of Aa2 or better by Moody’s or (y) a short term rating of P1 or better by Moody’s;

(vi) commercial paper rated P1 or better by Moody’s; and

(vii) money market funds rated A or better by Moody’s.

Nothing contained herein shall be construed to prohibit the Issuer and the Trustee from entering into any transactions or agreements that, except for the identity of the parties, would otherwise be permitted hereunder.

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Place of Payment", when used with respect to the Notes means the office or agency of the Trustee maintained pursuant to Section 8.12 and such other place or places, if any, where the principal of and interest on the Notes are payable as specified herein.

"Policy Limit" has the meaning assigned to such term in the Insurance Policy.

"Predecessor Notes", with respect to any particular Note, means any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.14 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

"Process Agent" has the meaning set forth in Section 15.14.

"Proof of Loss" means an affidavit in the form of Exhibit C(2).

"Record Date" means, with respect to any payment to be made on a Payment Date, the Business Day that is ten Business Days prior to such Payment Date.

"Reference Rate of Exchange" has the meaning set forth in the Insurance Policy.

“Registration Rights Agreement” means the registration rights agreement dated as of October 24, 2003 between the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the same may be amended or supplemented from time to time and any other registration rights agreement entered into in connection with the issuance of Additional Notes hereunder.

"Regulation S" means Regulation S promulgated under the Securities Act, as amended and in effect from time to time.

"Regulation S Certificate" has the meaning set forth in Section 2.13(f)(i).

"Regulation S Global Note" has the meaning set forth in Section 2.5.

"Regulation S Note" means a Note required to bear the Restrictive Legend applicable to Regulation S Notes provided for in Exhibit A(2), including the Regulation S Global Note.

"Reserve Account" has the meaning set forth in Section 3.2.

"Resolution 2837" means Resolution No. 2837 of May 30, 2001 issued by the Conselho Monetário Nacional (National Monetary Council of Brazil), as amended, modified or superseded from time to time.

"Responsible Officer", when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"Restricted Note" means a Note required to bear the Restrictive Legend applicable to Restricted Notes provided for in Exhibit A(1), including the Restricted Global Note.

"Restricted Notes Certificate" has the meaning set forth in Section 2.13(f)(ii).

"Restrictive Legend" means the legends required by the Forms of Note attached hereto as Exhibit A.

"Risk-Based Capital Requirements" has the meaning set forth in Section 2.8.

"SEC" means the Securities and Exchange Commission of the United States.

"Securities Act" means the U.S. Securities Act of 1933, as amended and in effect from time to time.

"Stated Maturity Date" has the meaning set forth in Section 2.6.

"Subsidiary" means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar governing body) of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer.

"Taxes" has the meaning set forth in Section 2.16.

"Taxing Jurisdiction" has the meaning set forth in Section 2.16.

"The Bank of New York" means The Bank of New York, a New York banking corporation.

"Transaction Documents" means, collectively, this Indenture, the Notes, the Insurance Policy and the Consent Agreement.

"Trustee" means the person named as the "Trustee" in the preamble to this Indenture and its successors and assigns.

"Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended and in effect from time to time.

"United States" means the United States of America.

"U.S. dollars" or "U.S.$" means the lawful currency of the United States.

1.2 Construction

For all purposes of this Indenture (and for all purposes of any other Transaction Document or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared, and (iii) all calculations to be made for the purposes of determining compliance with this Indenture shall be made, by reference to the Issuer's financial statements prepared in accordance with, or by application of, Accounting Practices Adopted in Brazil;

(c) all references in this Indenture (including the Appendices, Exhibits and Schedules hereto) to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

(d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

(f) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents;

(g) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

(h) unless the context clearly requires otherwise, references to "Law" or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture.

1.3 Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made part of, this Indenture.

1.4 Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

2. THE NOTES

2.1 Designation

(a) The Notes may be issued in one or more tranches. All Notes shall be substantially identical except as to denomination and the other matters described in Sections 2.1(c) and 2.2(b).

(b) There is hereby created a series of Original Notes designated the "8.75% Subordinated Notes due 2013", issuable in one or more tranches in the aggregate principal amount of U.S.$500,000,000, which are to be issued pursuant to this Indenture.

(c) With respect to any additional notes ("Additional Notes") issued after the Closing Date (excluding Notes issued upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.13, 2.14, 2.15, and 11.5), which such issuance of Additional Notes shall be subject to the prior written consent of the Central Bank of Brazil as regards its compliance with the subordination conditions of Resolution 2837, there shall be established in or pursuant to a Board Resolution which shall be delivered to the Trustee accompanied by an Officer's Certificate; or established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes that may be authenticated and delivered under this Indenture and their denomination;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; provided, however, that no Additional Notes may be issued at a price that would cause such

Additional Notes to have "original issue discount" within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended; and

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends that shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibits A(1) and A(2) hereto and any circumstances in addition to or in lieu of those set forth in Section 2.13 in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Representative of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or indenture supplemental hereto setting forth the terms of the Additional Notes.

(d) Issuance of Additional Notes shall be subject to confirmation from Moody's, if Moody's is then rating the Notes, that the rating of such additional series of notes shall be equal to or better than the rating of the existing Notes.

2.2 Limitation on Principal Amount of Notes

(a) The maximum aggregate principal amount of the Notes provided for in Section 2.1 that may be Outstanding at any time shall be unlimited. Notes repurchased upon the redemption thereof as provided in Section 4.2 hereof may not be reissued. For the avoidance of doubt, however, the Issuer or any of its Subsidiaries may at any time, subject to the prior written consent of the Central Bank of Brazil, purchase Notes in the open market or otherwise and at any price and such Notes need not be cancelled and may be resold; provided, that, any such resale is in compliance with all relevant laws, regulations and directives.

(b) The Board of Directors of the Issuer shall establish in or pursuant to a Board Resolution (i) subject to Section 2.2(a), the limit upon the aggregate principal amount of each tranche of the Notes that may be authenticated and delivered under this Indenture (other than Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes of that tranche pursuant to Sections 2.13, 2.14 and 2.21 and except for Notes which, pursuant to Section 11.6, are deemed never to have been authenticated and delivered hereunder), (ii) the denominations in which the Notes of such tranche shall be issuable.

2.3 Authentication and Delivery of Notes

(a) Any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order in the form set out in Exhibit E for the authentication and delivery of such Notes, and the Trustee shall thereupon authenticate and make available for delivery such Notes in accordance with such Issuer Order, without any further action by the Issuer. In accordance with the Registration Rights Agreement, the Trustee will authenticate and make available for delivery Exchange Notes in exchange for Initial Notes. The Trustee shall authenticate Exchange Notes only for a principal amount not exceeding the principal amount of Initial Notes.

(b) No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication, substantially in the form provided for in Section 2.4, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(c) The Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.3 if the Trustee, after receipt of an Opinion of Counsel, determines that such action may not lawfully be taken by the Issuer or the Trustee or if the Trustee in good faith by its Board of Directors, board of trustees, executive committee, a trust committee of directors or trustees or Responsible Officer shall determine that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Trustee to personal liability. Prior to the authentication and delivery of the Notes, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required thereunder or it may request in order to provide it with assurances that all action necessary in connection therewith has been taken.

(d) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.18 for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

2.4 Form of Trustee's Authentication

The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

"This Note is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
as Trustee

By:......................................
    Authorized Signatory"

2.5 Form of the Notes

(a) Notes offered and sold in reliance on Rule 144A will initially be represented by one or more permanent Global Notes (in substantially the form of Exhibit A(1) with the applicable Restrictive Legend) in definitive, fully registered book-entry form (collectively, the "Restricted Global Note") which will be registered in the name of DTC or its nominee and deposited on behalf of the purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC.

(b) Notes offered and sold in reliance on Regulation S will initially be represented by one or more permanent Global Notes (in substantially the form of Exhibit A(2) with the applicable Restrictive Legend) in definitive, fully registered book-entry form (collectively, the "Regulation S Global Note" and together with the Restricted Global Note, the "Global Notes") which will be registered in the name of a nominee for Euroclear and Clearstream and deposited on behalf of the purchasers of the Notes represented thereby with a common depositary for Euroclear and Clearstream for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream.

(c) Exchange Notes exchanged for interests in the Restricted Global Note, the Regulation S Global Note or any Initial Notes in definitive form will be issued in the form of one or more permanent Global Notes substantially in the Form of Exhibit A(3) in definitive, fully-registered book-entry form, which will be registered in the name of a nominee of DTC and deposited on behalf of the holders of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of such holders (or to such other account as they may direct) at DTC.

(d) The Notes shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Notes are to be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized Representative executing such Notes, such determination by said Authorized Representative to be evidenced by its signing the Notes.

(e) The Notes may be issued in the form of definitive Notes under the circumstances described in Sections 2.13(c), (d) and (e). Notes issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request.

(f) The Issuer initially appoints DTC to act as depositary with respect to the Restricted Global Note. The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Issuer and to act in accordance with such letter. The Trustee, as custodian ("Custodian"), will act as custodian of the Restricted Global Note for DTC or appoint a sub-custodian to act in such capacity. So long as DTC or its nominee is the registered owner of the Restricted Global Note, it shall be considered the holder of the Notes represented thereby for all purposes hereunder and under the Restricted Global Note. None of the Issuer, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of beneficial interests in the Restricted Global Note. Interests in the Restricted Global Note shall be transferred on DTC's book-entry settlement system.

(g) At such time as all beneficial interests in a particular Global Note have been exchanged for Notes in definitive form or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.18. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or in the form of Notes in definitive form, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC, Euroclear or Clearstream, as the case may be, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC, Euroclear or Clearstream, as the case may be, at the direction of the Trustee to reflect such increase. In addition, at any time prior to the cancellation of any Global Note, if a Note in definitive form is exchanged for, or transferred to a Person who will take delivery in the form of, a beneficial interest in such Global Note, then the Trustee shall cancel such Note in definitive form in accordance with Section 2.18, and the principal amount of such Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by DTC, Euroclear or Clearstream, as the case may be, at the direction of the Trustee to reflect such increase.

(h) The forms of Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Issuer executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereof on the face of the Note. If the Notes conflict or are inconsistent with the provisions of the Indenture, then this Indenture shall control.

(i) Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, Euroclear or Clearstream or by the Trustee, as Custodian of the Restricted Global Note or the common depositary in relation to the Regulation S Global Note, and DTC or its nominee and the nominee of Euroclear and Clearstream may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the relevant Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, Euroclear or Clearstream or impair, as between DTC, Euroclear or Clearstream and their respective Agent Members, the operation of customary practices of DTC, Euroclear or Clearstream governing the exercise of the rights of a holder of a beneficial interest in the relevant Global Note.

2.6 Maturity of the Notes

(a) Subject to Section 2.8, the Notes shall mature on October 24, 2013 (the "Stated Maturity Date"); provided, however, that if on or before the Stated Maturity Date the Issuer delivers a certificate, substantially in the form of Exhibit C(1), to the Trustee (with a copy of such certificate to Moody's) stating that it has sufficient funds in Brazilian reais at the Reference Rate of Exchange or U.S. dollars to repay the principal amount of the Notes and any other Indebtedness payable on the Stated Maturity Date and that it cannot make such payment in respect of the Notes due to a Currency Inconvertibility/Non-Transfer Event which has occurred and is continuing on the date of the certificate, and that it has used its reasonable best efforts to convert and transfer such funds, then if such certificate shall be received by the Trustee on or before the Stated Maturity Date, the obligation of the Issuer to repay the principal amount of the Notes then shall be extended to the earlier to occur of (i) April 24, 2015 and (ii) 30 days after the date on which the Currency Inconvertibility/Non-Transfer Event that prevented the Issuer from satisfying its payment obligations under the Notes has ended (such actual maturity date for the Notes, the "Maturity Date").

(b) In the case of any extension of the Stated Maturity Date, the Stated Maturity Date shall be considered a Payment Date under the terms of this Indenture, and interest at the Note Rate shall be due on the Notes on such Stated Maturity Date and on each Payment Date occurring thereafter until the Maturity Date.

(c) Upon the occurrence of any extension of the Stated Maturity Date under this Section 2.6, the Issuer shall promptly, but in any event within two Business Days thereafter, deliver notice thereof to the Noteholders in accordance with the provisions of Section 15.4.

(d) No payments in respect of the principal of the Notes shall be paid prior to the Maturity Date except in the case of the occurrence of an Event of Default in the circumstances set out in Section 7.2 or upon redemption prior to the Maturity Date pursuant to Article 4.

2.7 Interest

(a) Interest shall accrue on the Notes from and including October 24, 2003 at the rate of 8.75% per annum for each Interest Period (the "Note Rate"), provided, that (i) interest on the then-outstanding principal balance of the Notes after the Maturity Date and (ii) interest on any overdue interest, other than any interest payment not paid or delayed due to a default by the Insurer under the Insurance Policy, shall accrue (to the extent lawful) including, for the avoidance of doubt, during the Grace Period at the Note Rate plus 1% per annum (the "Arrears Rate"), and, provided further, that Increased Interest may accrue on the Notes pursuant to the terms of the Registration Rights Agreement. Subject to Sections 2.7(b) and 2.8, all interest shall be paid by the Issuer to the Trustee and distributed by the Trustee in accordance with this Indenture semiannually in arrears on October 24 and April 24 of each year (or if such date is not a Business Day, the next succeeding Business Day following such day unless such payment would thereby fall into the next calendar month, in which case payment will be brought forward to the preceding Business Day and the amount of interest payable will not be altered as a result) during which any portion of the Notes shall be Outstanding (each, an "Interest Payment Date"), commencing on April 24, 2004, to the Person in whose name a Note is registered at the close of business on the preceding Record Date. Interest shall be calculated based on a 360-day year of twelve 30-day months.

(b) If the Issuer fails to make a payment of interest on the Notes on the relevant Payment Date, other than in connection with a deferral of interest pursuant to Section 2.8(a), and such failure continues for the period of the Grace Period, the Issuer shall, with the consent of the Trustee, fix or cause to be fixed a special record date and a payment date. At least one Business Day before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall transmit to the Noteholders a notice specifying the special record date, the related payment date and the amount of such interest to be paid.

2.8 Deferral of Interest and Principal

(a) Deferral of Payments

Notwithstanding the provisions of Sections 2.6 and 2.7, if the payment of interest on any Interest Payment Date or any Optional Redemption Date or the payment of principal on the Stated Maturity Date or the Maturity Date or any Optional Redemption Date, as the case may be, would cause the Issuer to fail to satisfy the Issuer's Required Net Worth (Patrimônio Líquido Exigido) and other financial ratios to fall below the minimum levels required by regulations generally applicable to Brazilian banks, now existing or hereafter promulgated or enacted by Brazilian banking or monetary authorities (the "Risk-Based Capital Requirements"), the Issuer shall defer such interest or principal payment (and any other amounts payable in respect thereof), as the case may be, pursuant to the terms of Resolution 2837, until the date no later than 14 days after the date the Issuer is no longer in violation of the Risk Based Capital Requirements or the payment of such interest or principal amount, or any portion thereof, would no longer cause the Issuer to violate the Risk Based Capital Requirements. The deferral of any payment in accordance with this Section 2.8(a) shall not constitute an Event of Default. Any amount of interest or principal or any other amounts payable in respect of the Notes not paid on an Interest Payment Date, the Stated Maturity Date, the Maturity Date or the Optional Redemption Date, as the case may be, as a result of such deferral shall, so long as the same remains outstanding, constitute an "Amount in Arrears". The Issuer shall be required to pay any Amount in Arrears within 14 days of such date as it is no longer entitled to defer payment of such amounts. The Issuer shall, as soon as practicable upon becoming aware that the payment of interest or principal will cause it to fail to satisfy the Risk Based Capital Requirements as provided herein, and in any event within two Business Days thereof, deliver to the Trustee (with a copy to Moody's and the Insurer) a certificate, substantially in the form set forth in Exhibit D.

(b) Additional Interest Amounts

Each Amount in Arrears shall bear interest (in the case of any interest amount, as if it constituted the principal of the Notes) at a rate which corresponds to the Arrears Rate from time to time applicable to the Notes and the amount of such interest (the "Additional Interest Amount") with respect to each Amount in Arrears shall be due and payable pursuant to this Section 2.8 and shall be calculated by the Trustee applying the Arrears Rate to the Amount in Arrears and otherwise mutatis mutandis as provided in the foregoing provisions of this Section 2.8. The Additional Interest Amount accrued up to any Interest Payment Date shall be added, for the purpose only of calculating the Additional Interest Amount accruing thereafter, to the Amount in Arrears remaining unpaid on such Interest Payment Date so that it will itself become an Amount in Arrears.

(c) Notice of Deferral of Payment and Payment of Amount in Arrears

The Issuer shall use its reasonable efforts to give not more than 14 nor less than two Business Days' prior notice to the Noteholders (with a copy to the Insurer), in accordance with Section 15.4:

(i) of any Interest Payment Date or Optional Redemption Date on which, pursuant to Section 2.8(a), interest will not be paid;

(ii) of any portion of the principal otherwise payable on the Maturity Date or any Optional Redemption Date which, pursuant to Section 2.8(a), will not be paid; and

(iii) of any date upon which amounts in respect of any Amount in Arrears and/or Additional Interest Amounts shall become due and payable;

provided always that any failure by the Issuer to comply with its obligations to notify the Noteholders in accordance with this Section 2.8(c) shall not affect the obligation of the Issuer to defer any payment or pay any Amount in Arrears when due in accordance with the provisions of Section 2.8(a).

(d) Partial Payment of Amounts in Arrears

If amounts in respect of Amounts in Arrears and Additional Interest Amounts are at any time only partially payable:

(i) all unpaid amounts of Amounts in Arrears shall be payable before any Additional Interest Amounts;

(ii) Amounts in Arrears accrued for any Interest Period shall not be payable until full payment has been made of all Amounts in Arrears that have accrued during any earlier Interest Period and the order of payment of Additional Interest Amounts shall follow that of the Amounts in Arrears to which they relate; and

(iii) the Amounts in Arrears or Additional Interest Amounts payable in respect of any Note in respect of any Interest Period shall be pro rated to the total amount of all unpaid Amounts in Arrears or, as the case may be, Additional Interest Amounts accrued in respect of that period to the date of payment.

2.9 Record Date

The Trustee may treat the Person in whose name any Note is registered on the applicable Record Date as the Noteholder for all purposes under this Indenture.

2.10 Issuance

The Initial Notes shall be issued only in a transaction or transactions exempt from registration under the Securities Act to permitted Persons or entities pursuant to Rule 144A and/or Regulation S under the Securities Act. The Notes shall be subject to restrictions on transfer and resale as provided in Section 2.13.

2.11 Denominations, etc.

The Notes shall be issued only in fully registered form, without coupons and as otherwise provided herein. Subject to Section 2.2(b), Notes sold pursuant to Rule 144A shall be issued in the form of beneficial interests in one or more Restricted Global Note in denominations of U.S.$ 100,000 and integral multiples of U.S.$10,000 in excess thereof. Subject to Section 2.2(b), Notes sold pursuant to Regulation S shall be issued in the form of beneficial interests in one or more Regulation S Global Note in denominations of U.S.$10,000 and integral multiples thereof. Beneficial interests in any Global Note shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by DTC, Euroclear and Clearstream and their respective participants. Notes issued in physical, certificated form shall not be permitted to be traded through the facilities of DTC, Euroclear or Clearstream, except in connection with a transfer of a Note in certificated form to a transferee that takes delivery in the form of beneficial interests in a Global Note pursuant to Rule 144A or Regulation S, as the case may be, or in the form of a beneficial interest in the Exchange Note held in global registered form.

2.12 Execution of Notes

The Notes shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of any such officers on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. In accordance with the Registration Rights Agreement, the Issuer will execute Exchange Notes in exchange for Initial Notes for authentication and delivery by the Trustee pursuant to Section 2.3(a).

2.13 Registration; Restrictions on Transfer

(a) The Issuer shall cause to be kept at the Corporate Trust Office of the Note Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Notes and for the registration of transfers and exchanges of Notes. This register and, if there shall be more than one Note Registrar, the combined registers maintained by all such Note Registrars, are herein sometimes referred to as the "Note Register". The Trustee is hereby appointed the initial Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Note Registrar. The Issuer may appoint one or more co-registrars.

(b) If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Note Register as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

(c) Except as otherwise provided herein, transfer of any Restricted Global Note shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. Any Restricted Global Note shall be exchanged for definitive Notes, without coupons, and delivered to and registered in the name of Persons named by DTC, rather than to the nominee for DTC, if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Registered Depositary with respect to the Notes or that DTC has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer is unable to appoint a qualified successor within 90 days after notice from DTC or after the Issuer becomes aware of such cessation, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC with respect to the Notes and cause issuance of certificated Notes or (iii) after the occurrence and during the continuation of a Default or an Event of Default,

DTC or beneficial owners holding interests representing an aggregate principal amount of Notes of more than 50% of the Notes represented by the Restricted Global Note shall so advise the Trustee by written request.

(d) Any Regulation S Global Note shall be exchangeable for definitive Notes, without coupons and delivered to and registered in the name of Persons named by Euroclear and Clearstream, rather than to the nominee for Euroclear and Clearstream, if (i) the Issuer advises the Trustee in writing that Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or has announced an intention permanently to cease business; or (ii) after the occurrence and during the continuation of a Default or an Event of Default, Euroclear or Clearstream or beneficial owners holding interests representing an aggregate principal amount of Notes of more than 50% of the Notes represented by the Regulation S Global Note shall so advise the Trustee by written request; provided, that in no event shall a Regulation S Global Note be exchanged for Notes in definitive form prior to the expiration of the Distribution Compliance Period.

(e) Upon the occurrence of any of the events in clauses (c) and (d) above, the Trustee shall, by forwarding any notice received from the Issuer to DTC, Euroclear or Clearstream, be deemed to have notified all Persons who hold a beneficial interest in the relevant Global Note through participants in DTC, Euroclear or Clearstream or beneficial owners through participants in DTC, Euroclear or Clearstream of the availability of definitive Notes. Upon surrender of the relevant Global Note and receipt of instructions for re-registration, the Note Registrar will exchange the relevant Global Note for an equal aggregate principal amount of definitive Notes.

(f) Notwithstanding any other provision of this Indenture or the Notes, transfers and exchanges of Restricted Notes and Regulation S Notes or beneficial interests therein, as the case may be, shall be made only in accordance with this Section 2.13(f):

(i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause (f)(i) and clause (f)(vii) below and subject to the Applicable Procedures. Upon receipt by the Note Registrar, of (A) a written order given by an Agent Member of DTC directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member's account with Euroclear or Clearstream as the case may be, and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from a specified Agent Member's account with DTC and (B) a Regulation S Certificate (a "Regulation S Certificate") in the form set forth in Exhibit F, and duly executed by the Agent Member owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Note Registrar, but subject to clause (f)(vii) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in Section 2.5(h). Any beneficial interest in the Restricted Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Regulation S Global Note will, upon transfer, cease to be an interest in the Restricted Global Note and will become an interest in the Regulation S Global Note subject to all transfer restrictions and other procedures applicable to beneficial interests in the Regulation S Global Note. "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

(ii) Regulation S Global Note to Restricted Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this clause (f)(ii) and subject to the Applicable Procedures. Upon receipt by the Note Registrar of (A) a written order given by an Agent Member of Euroclear or Clearstream directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member's account with DTC and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from a specified Agent Member's account with Euroclear or Clearstream as the case may be, and (B) if such transfer is to occur during (but only during) the Distribution Compliance Period, a Restricted Notes Certificate (a "Restricted Notes Certificate") in the form set forth in Exhibit G, and duly executed by the Agent Member owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing (accompanied, in the case of a transfer under an exemption from the registration requirements under the Securities Act other than pursuant to Rule 144A or Rule 144 under the Securities Act, by an opinion of counsel stating that such exemption is available to the transferor), then the Note Registrar shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount as provided in Section 2.5(h). Any beneficial interest in the Regulation S Global Note that is transferred to a Person that takes delivery in the form of a beneficial interest in the Restricted Global Note will, upon transfer, cease to be an interest in the Regulation S Global Note and will become an interest in the Restricted Global Note subject to all transfer restrictions and other procedures applicable to beneficial interests in the Restricted Global Note.

(iii) Restricted Non-Global Note to Restricted Global Note or Regulation S Global Note. If the holder of a Restricted Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this clause (f)(iii) and clause (f)(vii) below and subject to the Applicable Procedures. Upon receipt by the Note Registrar of (A) such Note in accordance with Section 2.13(h) and instructions directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) a Restricted Notes Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, duly executed by such holder or his attorney duly authorized in writing, then the Note Registrar, but subject to clause (f)(vii) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 2.5(h).

(iv) Regulation S Non-Global Note to Restricted Global Note or Regulation S Global Note. If the holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this clause (f)(iv) and clause (f)(vii) below and subject to the Applicable Procedures. Upon receipt by the Note Registrar of (A) such Note in accordance with Section 2.13(h) and instructions directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, a Regulation S Certificate, duly executed by such holder or his attorney duly authorized in writing, then the Note Registrar, but subject to clause (f)(vii) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in Section 2.5(h).

(v) Non-Global Note to Non-Global Note. A Note that is not a Global Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Note that is not a Global Note; provided, that, if the Note to be transferred in whole or in part is a Restricted Note, then the Note Registrar shall have received (A) a Restricted Notes Certificate, satisfactory to the Note Registrar and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Note Registrar and duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.13(k)).

(vi) Exchange or Transfer between Global Note and Non-Global Note. A beneficial interest in a Restricted Global Note or a Regulation S Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.13(c), (d) and (e), or transferred to a Person who wishes to take delivery thereof in the form of certificated Notes to be registered in the name of such Person as provided in Section 2.13(e); provided that, if the transferee takes delivery in the form of a Restricted Note, the Note Registrar shall have received a Restricted Notes Certificate, satisfactory to it and duly executed by the transferor holder or his attorney duly authorized in writing; provided, further, that, if such interest is a beneficial interest in the Restricted Global Note, then such interest shall be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Note (subject to Section 2.13(k)). A Restricted Note or Regulation S Note that is not a Global Note may be exchanged for or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with clause (f)(iii) or (iv) above or (B) such Note is a Regulation S Note and such exchange or transfer occurs after the Distribution Compliance Period.

(vii) Regulation S Global Note to be Held Through Euroclear or Clearstream during Distribution Compliance Period. The Issuer shall use its best efforts to ensure that, until the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no Person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided, that this clause (f)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with clause (f)(ii) above.

(g) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the other Transaction Documents, as the Notes surrendered upon such registration of transfer or exchange.

(h) Every Note in definitive form presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Issuer and the Note Registrar or any transfer agent, duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article 2, execute, and the Trustee shall authenticate, Global Notes and Notes in definitive form at the Note Registrar's request.

(i) No service charge shall be required of any Noteholders participating in any transfer or exchange of Notes in respect of such transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 2.13(c) not involving any transfer.

(j) The Note Registrar shall not be required (x) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 4.4 and ending at the close of business on the day of such mailing or (y) to issue, register the transfer of or exchange any Note so selected for redemption in whole or (z) to issue, register the transfer of or exchange any Note during any period designated in the text of such Note as a period during which such issuance, registration for transfer or exchange need not be made.

(k) If Notes are issued upon the transfer, exchange or replacement of Notes not bearing a Restrictive Legend, the Notes so issued shall not bear a Restrictive Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing a Restrictive Legend, or if a request is made to remove the Restrictive Legend on a Note, the Notes so issued shall bear a Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless (i) such Notes are exchanged in an exchange offer registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from the Securities Act are exchanged for Notes of like principal amount not bearing a Restrictive Legend, including, without limitation, the exchange of Exchange Notes for

Initial Notes in accordance with the Registration Rights Agreement, (ii) such Notes are otherwise sold under an effective registration statement under the Securities Act, (iii) such Notes are issued upon the transfer, exchange or replacement of Notes bearing the Restrictive Legend applicable to Regulation S Notes provided for in Exhibit A(2) hereto and the Distribution Compliance Period has expired, or (iv) there is delivered to the Issuer such satisfactory evidence, which may include an Unrestricted Notes Certificate, the form of which is attached as Exhibit H, and an opinion of independent legal counsel in the State of New York, as may be reasonably required by the Issuer that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Note that does not bear the Restrictive Legend. The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Trustee in reliance upon such legal opinion and the delivery of a Note that does not bear a Restrictive Legend.

(l) The transfer and exchange of beneficial interests in a Global Note for beneficial interests in another Global Note, of Notes in definitive form for beneficial interests in a Global Note or of beneficial interests in a Global Note for Notes in definitive form shall be effected in accordance with the Applicable Procedures. In connection with such a transfer, the Note Registrar, DTC, Euroclear or Clearstream may require the transferor to deliver, in addition to any other documents required to be delivered pursuant to this Article 2, a written order in accordance with the Applicable Procedures containing information regarding the Agent Member's account to be credited with a beneficial interest in the applicable Global Note and/or the Agent Member's account to be debited in an amount equal to the beneficial interest in the Global Note being transferred, as the case may be.

2.14 Mutilated, Destroyed, Lost and Stolen Notes

(a) If (i) any mutilated or defaced Note is surrendered to the Trustee, or the Issuer and the Note Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer's request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

(b) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (i) and (ii) of clause (a) hereof and subject to the prior written consent of the Central Bank of Brazil, may, instead of issuing a new Note, pay such Note.

(c) Upon the issuance of any new Note under this Section 2.14, the Issuer may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee reasonably incurred) connected therewith.

(d) Every new Note issued pursuant to this Section 2.14 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

2.15 Payments

(a) The Issuer hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Issuer hereunder and under any other Transaction Document, as the same shall become due and owing, subject however to it being in compliance with the subordination conditions of Resolution 2837. If in respect of any Interest Period there are insufficient funds in the Reserve Account to meet the Issuer's interest payment obligations on the relevant Interest Payment Date, the Issuer shall deposit funds necessary to pay such obligations, unless a Currency Inconvertibility/Non-Transfer Event has occurred and is continuing on such date and unless otherwise stated in the subordination conditions of Resolution 2837, in immediately available funds in U.S. dollars to the Payment Account provided for herein by 11.00 a.m. (New York City time) on the relevant Interest Payment Date. In the event that there are sufficient funds in the Reserve Account and no Currency Inconvertibility/Non-Transfer Event has occurred and is continuing on the relevant date, all payments of principal and interest required to be made by the Issuer hereunder shall be made by the Issuer depositing immediately available funds in U.S. dollars to the Payment Account provided for herein by 11.00 a.m. (New York City time) on the date such payments are due to the Noteholders. To the extent that on the relevant Interest Payment Date, surplus funds have been deposited by or on behalf of the Issuer in the Payment Account, the Trustee will remit such funds to the Issuer on such date; provided however, that on such date no amounts are then due and owing to the Insurer under the Insurance Policy.

(b) So long as any of the Notes remain Outstanding, the Issuer will maintain one or more agents in the Borough of Manhattan in New York City to whom (i) the Notes may be presented for payment and (ii) the Notes may be presented for exchange, transfer, redemption or registration of transfer as provided in this Indenture and (iii) where notices to and demands upon the Issuer in respect of the Indenture and the Notes may be served. The Issuer may have one or more additional Paying Agents. Unless otherwise specified, the Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose and where the Note Register will be maintained. If the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Principal or interest on any Note that is payable on any Interest Payment Date or the Maturity Date or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment payable as provided herein. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the accounts of, or to the order of DTC, Euroclear or Clearstream, as the case may be. No Notes need be surrendered in order to receive payment of principal, interest or other amounts as provided herein, except in connection with a redemption of the Notes pursuant to Section 4.2 and in connection with the payment of principal on the Maturity Date.

(c) Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

(d) Claims against the Issuer (if any) for payment in respect of the Notesshall be prescribed and become void unless made within a period of six years from the appropriate payment date thereof.

2.16 Taxation

(a) All payments of or in respect of principal and interest on the Notes and other amounts, if any, hereunder shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, penalties, fines, duties, assessments or other governmental charges (or interest on any of the foregoing) of whatsoever nature imposed, levied, collected, withheld or assessed by, within or on behalf of Brazil, the Cayman Islands and, in the event that the Issuer appoints any additional Paying Agents, the jurisdiction of such additional Paying Agents, or, in each case, any political subdivision or governmental authority thereof or therein having power to tax ("Taxing Jurisdiction", and such taxes, penalties, fines, duties, assessments or charges, collectively, "Taxes"), unless such withholding or deduction is required by law. In the event that any withholding or deduction for or on account of any Taxes is required, the Issuer shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the amounts received by the Noteholders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable by such Noteholders in the absence of such withholding or deduction. The Issuer will not, however, pay any Additional Amounts in connection with any Tax that is imposed due to any of the following:

(i) the Noteholder or beneficial owner has some connection with the Taxing Jurisdiction other than merely holding the Notes or receiving principal or interest payments on the Notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

(ii) any tax imposed on, or measured by, net income of the Noteholder;

(iii) the Noteholder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the Taxing Jurisdiction, if (i) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax, (ii) the Noteholder or beneficial owner is able to comply with such requirements without undue hardship and (iii) at least 30 days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, the Issuer has notified all Noteholders that they will be required to comply with such requirements;

(iv) the Noteholder fails to surrender (where surrender is required) its Note within 30 days after the Issuer has made available to the Noteholder a payment of principal or interest, provided, that the Issuer will pay Additional Amounts to which a Noteholder would have been entitled had the Note owned by such Noteholder been surrendered on any day (including the last day) within such 30-day period;

(v) any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

(vi) where such withholding or deduction is imposed on a payment on the Notes to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii) where the Noteholder or beneficial owner could avoid such withholding or deduction by requesting that a payment on the Notes be made by, or presenting the relevant Notes for payment to, another Paying Agent located in a Member State of the European Union.

(b) The Issuer will (i) make such withholding or deduction on its payments of principal and interest on the Notes as required by the relevant Taxing Jurisdiction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. The Issuer will furnish to the Trustee, within 30 days after the date of payment of any such Taxes due pursuant to applicable law, certified copies of tax receipts or, if such receipts are not obtainable, documentation evidencing such payment. Upon request, copies of such receipts or other documentation, as the case may be, will be made available to the Noteholders.

(c) At least 10 Business Days prior to the first Interest Payment Date for the Notes, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate at least 10 Business Days prior to each Interest Payment Date for the Notes, the Issuer shall furnish to the Trustee an Officers' Certificate instructing the Trustee as to any circumstances in which payments of principal of or interest on the Notes (including

Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding and certifying that the Issuer shall pay all amounts required to be deducted or withheld to the appropriate governmental authority. The Issuer covenants to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under the preceding sentence shall survive the resignation or removal of the Trustee, the Note Registrar or any Paying Agent, payment of the Notes and the termination of this Indenture for a period of three years after the redemption and payment in full of the Notes. Any certificate required by this Section to be provided to the Trustee and any other Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such other Paying Agent. Upon request, the Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which the Issuer has paid any Additional Amounts. Copies of such documentation shall be made available by the Trustee to the Noteholders or the other Paying Agents, as applicable, upon request therefor.

(d) The Issuer shall promptly pay when due any present or future stamp, administrative, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in a Taxing Jurisdiction from the execution, delivery, enforcement or registration of each Note or any other document or instrument referred to herein or therein. The Issuer shall indemnify and make whole the Noteholders for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Issuer as provided in this clause (d) paid by such Noteholders.

(e) All references in this Indenture to principal, interest, and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, interest, or other amounts. The foregoing obligations shall survive any termination, defeasance or discharge of the Notes and this Indenture.

(f) If the Issuer shall at any time be required to pay Additional Amounts to Noteholders pursuant to the terms of this Indenture, the Issuer will use its reasonable efforts to obtain an exemption from the payment of (or otherwise avoid the obligation to pay) the Tax which has resulted in the requirement that it pay such Additional Amounts.

(g) The Issuer agrees that, if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented, it will maintain a paying agent in an EU member state that will not be obligated to withhold or deduct tax pursuant to the Directive.

2.17 Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Person in whose name any Note is registered shall be deemed to be the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary.

2.18 Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be held by the Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be returned to it.

2.19 Allocation of Principal and Interest

Each payment of principal of and interest on each Note shall be applied, first, to the payment of accrued but unpaid interest (other than Additional Interest Amounts but including Amounts in Arrears), and any Additional Amounts related thereto to the date of such payment, second, to the payment of accrued and unpaid Additional Interest Amounts, and any Additional Amounts related thereto, and third, the balance, if any, on the Maturity Date or Optional Redemption Date to the payment of the principal amount of such Note remaining unpaid, and any Additional Amounts related thereto.

2.20 Noteholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Note Registrar, or to the extent otherwise required under the Trust Indenture Act, the Issuer shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, and the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act.

2.21 Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee; provided always that such variations shall relate only to the forms of the Notes and not to the terms of subordination of the Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate certificated Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all the benefits of this Indenture.

2.22 CUSIP Numbers

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

3. ESTABLISHMENT OF ACCOUNTS

3.1 Establishment and Administration of Payment Account and Interest Subaccount

(a) On the Closing Date, the Trustee shall establish and, until the Notes and all amounts due in respect thereof have been paid in full, maintain a special purpose, segregated trust account (the "Payment Account") with The Bank of New York Trust Company (Cayman) Limited for the benefit of the Noteholders. All payments required to be made by the Issuer under or with respect to the Notes shall be deposited into the Payment Account. The Issuer agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (for the benefit of the Noteholders and the Trustee, and, after the payment of any claim under the Insurance Policy, the Insurer) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes and to make payments to the Insurer after payment of any claims under the Insurance Policy in accordance with Condition 8 of the Insurance Policy. No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Issuer or any other Person have an interest therein or on amounts on deposit therein. In addition, on the Closing Date, the Trustee shall establish and, until the Notes and all amounts due in respect thereof have been paid in full, maintain a segregated subaccount of the Payment Account (the "Interest Subaccount"), into which the Insurer shall deposit all payments required to be made under the Insurance Policy and into which the Trustee shall deposit amounts withdrawn from the Reserve Account pursuant to Section 3.2(e).

(b) The Trustee shall apply all such funds as from time to time are on deposit in the Payment Account, other than funds on deposit in the Interest Subaccount, to all such amounts as are due to the Noteholders pursuant to this Indenture; provided, however, that after any claim payment by the Insurer, such funds shall first be applied to reimburse the Insurer in accordance with the provisions of Condition 8 of the Insurance Policy. All such funds shall be applied ratably, without preference or priority of any kind among Noteholders, in accordance with the Indenture; provided, however, that after any payment by the Insurer, such funds shall first be applied to reimburse the Insurer in accordance with the provisions of Condition 8 of the Insurance Policy. If these funds are insufficient to pay such amounts as are due on any Payment Date, then such funds shall be paid ratably, without preference or priority of any kind among Noteholders, in the following order of priority: first, to the payment of all amounts due to the Trustee under the first two sentences of Section 8.5(a) hereof; second, to the payment of all amounts due to the Insurer under Condition 8 of the Insurance Policy; third, to the payment of accrued and unpaid interest including, if any, Increased Interest (other than Additional Interest Amounts), and any Additional Amounts related thereto; fourth, to the payment of accrued and unpaid Additional Interest Amounts, and any Additional Amounts related thereto; fifth, on the Maturity Date or Optional Redemption Date, to the payment of principal, and any Additional Amounts related thereto; sixth, to the payment of all amounts due to the Trustee under the indemnity contained in Section 8.5(a) hereof.

(c) In the event that a Currency Inconvertibility/Non-Transfer Event has occurred and is continuing and the amounts on deposit in the Payment Account, other than amounts on deposit in the Interest Subaccount, are insufficient to pay such accrued and unpaid interest as is due on any Payment Date, the Trustee shall apply all funds as from time to time are on deposit in the Interest Subaccount, whether due to payments received from the Insurer or transfers from the Reserve Account, to the payment of accrued and unpaid interest due to the Noteholders pursuant to this Indenture. All such funds shall be applied ratably, without preference or priority of any kind among Noteholders, in accordance with the Indenture. If these funds are insufficient to pay such amounts in respect of accrued and unpaid interest as are due on any Payment Date (after receipt of funds from the Reserve Account, if any), then such funds shall be paid ratably, without preference or priority of any kind among Noteholders, in the following order of priority: first, to the payment of accrued and unpaid interest including, if any, Increased Interest (other than Additional Interest Amounts), and any Additional Amounts related thereto; and second, to the payment of accrued and unpaid Additional Interest Amounts in respect of interest deferred pursuant to Section 2.8, and any Additional Amounts related thereto.

3.2 Establishment and Administration of Reserve Account

(a) On the Closing Date, and until the Notes and all amounts due in respect thereof have been paid in full to the Trustee, the Trustee shall establish and maintain a special purpose, segregated trust account which shall to the extent permitted by law and/or regulations and available be an interest bearing account (the "Reserve Account") with The Bank of New York Trust Company (Cayman) Limited for the benefit of the Noteholders. The Reserve Account shall initially be funded (i) by the Insurer in an amount equal to U.S.$21,875,000 (the "Advance Payment"), which shall be the Initial Refundable Premium, and shall be equal to the sum of six months of interest on the Notes at the Note Rate payable in accordance with the provisions of the Insurance Policy, and (ii) by the Issuer in an amount equal to U.S.$22,500, which is equal to 18 months of the Trustee’s fees and certain expenses hereunder. The funds so deposited in the Reserve Account shall be deemed to satisfy the Insurer's obligation under the Insurance Policy to cover the Insurer's payment obligation under the Insurance Policy in an amount equal to the Advance Payment.

(b) The Issuer agrees that the Reserve Account shall be maintained in the name of the Trustee and under its sole dominion and control (for the benefit of the Noteholders and the Trustee) and, subject to Section 3.2(g) and Section 14 below, used solely to make payments of interest from time to time due and owing on, or with respect to, the Notes pursuant to Section 3.2(f) hereof. No funds contained in the Reserve Account shall be used for any other purpose or in any manner not expressly provided for herein, nor shall the Issuer or any other Person have any right of withdrawal or any other interest therein or in any Permitted Investments purchased pursuant to Section 3.2(c) or any proceeds thereof other than as set out in Section 3.2(d) below. Funds in the Reserve Account shall not constitute payment for any of the obligations of the Issuer under this Indenture or the Notes other than hereinafter provided upon the occurrence and continuance of a Currency Inconvertibility/Non-Transfer Event.

(c) So long as no Currency Inconvertibility/Non-Transfer Event shall have occurred and be continuing, the funds on deposit in the Reserve Account may, at the direction of the Issuer, be invested by the Trustee in Permitted Investments selected by the Issuer and at the written direction of the Issuer; provided, that all Permitted Investments purchased by the Trustee during any Interest Period must mature no later than two Business Days prior to the next succeeding Interest Payment Date occurring after the investment of such amounts. All Permitted Investments and any proceeds thereof shall be credited to the Reserve Account and shall at all times be issued or registered in the name of the Trustee. The Trustee shall have no liability for any losses resulting from any such Permitted Investments.

(d) All interest earned on amounts on deposit in the Reserve Account shall be paid by the Trustee into an account specified in writing by the Issuer.

(e) To the extent that the Trustee has at the request of the Issuer invested funds on deposit in the Reserve Account in Permitted Investments of the type referred to in clauses (ii) and (iv) thereof, if the Trustee receives written notice of the occurrence of any decrease in the rating of any Permitted Investment of the type referred to in clauses (ii) and (iv) thereof to a level below "P1", the Trustee shall reinvest the funds invested in such Permitted Investment as soon as practicable in another Permitted Investment in accordance with the written instructions of the Issuer.

(f) If, during the continuance of a Currency Inconvertibility/Non-Transfer Event, the funds on deposit in the Payment Account are insufficient to pay all accrued and unpaid interest due on the Notes on any Payment Date (including, without limitation, any interest at the Arrears Rate), and provided the Trustee has received a Proof of Loss from the Issuer, the Trustee shall, on each Payment Date, withdraw from the Reserve Account and pay to the Interest Subaccount, to the extent that funds are available therefor, an amount equal to the amount of accrued and unpaid interest due on the Notes (including Amounts in Arrears and Additional Interest Amounts) on such Payment Date less any amounts on deposit in the Payment Account on such date; provided that the Trustee shall not withdraw funds from the Reserve Account and pay such funds to the Interest Subaccount if, on such date, amounts are payable under the Insurance Policy, except for any such funds necessary to pay any interest on interest not paid or delayed other than due to a default by the Insurer under the Insurance Policy.

(g) (i) In the event that, at any time prior to or on the Maturity Date, a Subordination Event (as defined in Section 14.6) shall have occurred and be continuing, irrespective of whether a Currency Inconvertibility/Non-Transfer Event shall have occurred and be continuing, the Trustee shall (i) cease to make any payments of interest owing on, or with respect to, the Notes pursuant to Section 3.2(b) above, and (ii) cease to invest the funds on deposit in the Reserve Account at the direction of the Issuer pursuant to Section 3.2(c) above.

(ii) In the event that, at any time prior to or on the Maturity Date, a Subordination Event shall have occurred and be continuing, and the Issuer shall not have sufficient funds to make all payments due in respect of any Other Obligations or the payment of any Other Obligations has been accelerated, the Trustee shall, upon being informed of such insufficiency by the Issuer, pay to the Issuer the funds on deposit in the Reserve Account.

(iii) In the event of any liquidation, dissolution or other winding up of the Issuer prior to or on the Maturity Date, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, the provisions of Section 14.2 below shall apply.

(iv) In the event that, prior to or on the Maturity Date, a Subordination Event shall have occurred and shall no longer be continuing and shall not have resulted in the payment by the Trustee of the funds on deposit in the Reserve Account to the Issuer as provided above, the Trustee shall continue to control and manage the Reserve Account and use the funds on deposit therein in accordance with those terms of this Indenture applicable where no Subordination Event has occurred and is continuing.

(h) As soon as practicable after and in any event prior to the earlier of (i) five Business Days after the cessation of any Currency Inconvertibility/Non-Transfer Event in respect of which amounts have been paid to the Noteholders from the Reserve Account and (ii) one Business Day before the Interest Payment Date immediately succeeding the date of cessation of a Currency Inconvertibility/Non-Transfer Event in respect of which amounts have been paid to the Noteholders from the Reserve Account, the Issuer shall replenish the Reserve Account up to an amount equal to the sum of the Advance Payment and an amount equal to the interest that would accrue on the Notes at the Arrears Rate during a 30-day period, provided, that this Section 3.2(h) shall be applicable only if the Insurance Policy is still in full force and effect and has not lapsed and that the maximum amount payable under the Insurance Policy has not become due and payable in accordance with its terms.

(i) Upon satisfaction by the Issuer of its payment obligations under the Notes on the Maturity Date, the Trustee shall pay all funds on deposit in the Reserve Account to the Issuer no later than one Business Day after the later of (i) the Maturity Date, and (ii) the date upon which all amounts due in respect of the Notes have been paid in full.

4. REDEMPTION

4.1 No General Optional Redemption

(a) The Issuer shall have no right to redeem all or any portion of the Notes prior to their Maturity Date except as provided in Section 4.2.

(b) Notwithstanding the provisions of Section 4.2, the Issuer may not redeem the Notes pursuant to Section 4.2 (i) prior to the earlier of the fifth anniversary of the Closing Date and such date as redemption pursuant to Section 4.2 may be permitted by the Central Bank of Brazil and any other applicable Brazilian Governmental Authority and (ii) on any date on which a Currency Inconvertibility/Non-Transfer Event is subsisting.

4.2 Optional Redemption in the Event of Change in Tax Treatment

Subject to Sections 2.8 and 4.1(b), the Notes may be redeemed at the election of the Issuer, as a whole, but not in part, at any time upon the giving of notice as provided in Section 4.4, solely if (i) the Issuer certifies to the Trustee in writing immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts which the Issuer would be obliged to pay if payments of interest under the Notes were subject to withholding or deduction at a rate of 15% as a result of any generally applicable change in or amendment to the laws or regulations of a Taxing Jurisdiction, or any generally applicable change in the application or official interpretation of such laws or regulations, which change or amendment, in each case, occurs after the date of issuance of any of the Notes, (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (iii) the Central Bank of Brazil has approved such redemption; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts, if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption of the Notes pursuant to this Section 4.2, the Issuer shall deliver to the Trustee an Officers' Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption. Concurrently, the Issuer will deliver to the Trustee a written Opinion of Counsel, in form and substance satisfactory to the Trustee, stating, among other things, that the Issuer has become obligated to pay such Additional Amounts as a result of a change or amendment described in this Section 4.2 and that the Issuer cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all governmental approvals necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

4.3 Optional Redemption Date

In the event the Issuer determines to redeem the Notes as permitted hereunder, the Issuer shall be required to specify in its notice the proposed date of redemption (the "Optional Redemption Date") and shall pay to the Trustee (on behalf of the Noteholders) on the Optional Redemption Date an amount equal to the sum of (i) the aggregate principal amount of the Notes that are then Outstanding, (ii) all accrued but unpaid interest on the Notes at the applicable Note Rate through and including the Optional Redemption Date and (iii) all other amounts then due on the Notes as provided in this Indenture or the Notes (collectively, the "Optional Redemption Price"). The Notes shall not be deemed repaid and cancelled unless and until the Trustee shall have received in the Payment Account the Optional Redemption Price.

4.4 Notice of Redemption

Notice of redemption contemplated by Section 4.3 shall be given by the Issuer to the Noteholders in accordance with Section 15.4 not less than 30 nor more than 60 days prior to the proposed Optional Redemption Date (with a copy of such notice to Moody's and the Insurer). All notices of redemption shall state:

(i) the Optional Redemption Date;

(ii) the Optional Redemption Price (as calculated as of the specified Optional Redemption Date);

(iii) the names and addresses of the Paying Agents;

(iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the Optional Redemption Price;

(v) that on the Optional Redemption Date the Optional Redemption Price will become due and payable upon each such Note, and that interest thereon shall cease to accrue from and after said date; and

(vi) the CINS and/or CUSIP number, if any.

4.5 Deposit of Optional Redemption Price

On any Optional Redemption Date, the Issuer shall deposit with the Trustee an amount of money sufficient to pay the Optional Redemption Price of all the Notes. The Issuer will cause the bank through which payment on the Notes is to be made to deliver to each Paying Agent and the Trustee by 1:00 p.m. New York time, one Business Day (and if such date is not a business day in the jurisdiction of any Paying Agent, on the next preceding business day in such Paying Agent's jurisdiction) prior to the due date therefor such irrevocable confirmation (by tested telex, facsimile, authenticated Swift MT 100/103 Message or by such other method as agreed between the Issuer and the Trustee) of its intention to make such payment. At least one Business Day (and if such date is not a business day in the principal Paying Agent's jurisdiction, on the next preceding business day in such Paying Agent's jurisdiction) prior to any Optional Redemption Date, the Issuer will provide to the principal Paying Agent a notice regarding the payment by the Issuer to the principal Paying Agent of the Optional Redemption Price.

4.6 Notes Payable on Optional Redemption Date

Notice of Optional Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Optional Redemption Price) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Issuer at the Optional Redemption Price. Installments of interest due on or prior to the Optional Redemption Date shall be payable to the Noteholders registered as such on the relevant Record Dates. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the scheduled redemption date at the Note Rate to the date that all amounts owing under the Notes shall have been paid in full.

5. THE INSURANCE POLICY

(a) The Trustee acknowledges that the Issuer has purchased the Insurance Policy on its behalf to provide for the benefit of the Noteholders limited insurance against a Currency Inconvertibility/Non-Transfer Event and has entered into the Consent Agreement with the Insurer. The Issuer and the Holders hereby authorize and direct the Trustee to enter into the Insurance Policy. The Issuer hereby confirms that the Initial Refundable Premium and the Initial Non-Refundable Premium payable in respect of the Insurance Policy have been paid by the Issuer on or prior to the Closing Date.

(b) Upon the Trustee's receipt from the Issuer of a Proof of Loss, the Trustee will promptly, and in no event later than two Business Days following the receipt by the Trustee of the Proof of Loss, forward to the Insurer in accordance with the terms of the Insurance Policy, a Claim Notice substantially in the form of Exhibit B; provided, however, that the Trustee will not submit any Claim Notice upon receipt by it of a Proof of Loss from the Issuer until the entire Advance Payment has been applied by it pursuant to Section 3.2(f), unless the scheduled interest payment that is the subject of the Proof of Loss would exceed the amount of unapplied Advance Payment, in which case the Trustee will submit a Claim Notice to the Insurer only for such deficiency amount.

(c) The Trustee agrees to give written notice to the Insurer (with a copy of such notice to Moody's), in each case promptly of, and in any event within two Business Days after the occurrence of such event, of (i) any failure by the Issuer to make any payment on or in respect of the Notes required under this Indenture, (ii) any Default or Event of Default, (iii) any redemption or prepayment of the Notes before the Stated Maturity Date, and (iv) discovery by the Trustee of an event which it determines may give rise to a loss under the Insurance Policy.

(d) The Insurer has agreed to pay any amounts payable under the Insurance Policy (other than the Advance Payment) directly into the Interest Subaccount. The Trustee shall hold any such amounts in trust in the Interest Subaccount for use in making any required payments of interest due under this Indenture; provided, however, that if, in the time between receipt of such amounts by the Trustee and the Interest Payment Date on which such amounts are to be used (in whole or in part) to pay interest on the Notes, a Subordination Event has occurred and is continuing on such Interest Payment Date, the Trustee shall return such amounts (together with accrued interest thereon) to the Insurer under the Insurance Policy in accordance with the terms of the Insurance Policy (including, without limitation, Condition 8 thereof), subject to the obligations of the Insurer to repay such amounts to the Trustee as provided in the Insurance Policy.

(e) The Trustee shall give all notices, make all filings and take all actions required of it pursuant to the terms of the Insurance Policy including, without limitation, the filing of a claim with the procedures and subject to the time limitations set forth in the Insurance Policy. In connection with its satisfaction of its obligations hereunder and under the Insurance Policy the Trustee shall request, under the terms of the Indenture and the Consent Agreement, that the Issuer provide all such information and take all such actions as are required to ensure the continued enforceability of the Insurance Policy, and in connection with the submission of any claim thereunder and the satisfaction of any requirement provided therein.

(f) Notwithstanding anything to the contrary set forth in this Indenture, the Insurer shall, to the extent it makes any payment with respect to the Notes under the Insurance Policy (other than the Advance Payment made to the Trustee on the Closing Date for deposit in the Reserve Account), become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any such payment with respect to the Notes by the Insurer, each Noteholder shall be deemed, by acceptance of its Note, without further action, to have directed the Trustee to assign to the Insurer all rights to the payment of interest with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer under the Insurance Policy and any other amounts in connection therewith in accordance with Condition 8 of the Insurance Policy.

(g) In the event that the loss adjustment expenses incurred by the Insurer in respect of its payment of a claim under the Insurance Policy are the subject of dispute between the Issuer and the Insurer, the Issuer shall pay the amount of such expenses in dispute to the Trustee at the same time and in the same manner in which it would have paid such expenses if they had not been in dispute, and such amount shall be held in trust by the Trustee for the benefit of the Issuer and the Insurer until such time as the dispute is resolved. Upon notification by the Issuer and the Insured of resolution of any dispute, the Trustee shall then apply such loss adjustment expenses pursuant to the terms of the Insurance Policy but in accordance with the terms of such resolution.

6. COVENANTS

For so long as the Notes remain outstanding or any amount remains unpaid on such Notes under this Indenture, the Issuer shall comply with the terms and covenants set forth below.

6.1 Payment of Principal and Interest

(a) The Issuer will duly and punctually pay the principal of and interest, including Increased Interest, if any, and other amounts (including any Additional Amounts) on the Notes in accordance with the terms of the Notes and this Indenture.

(b) If the Issuer shall defer the payment of principal or interest in accordance with Section 2.8, the Issuer will use reasonable efforts to reenter into compliance with the Risk-Based Capital Requirements within 180 days after delivery of the certificate described in Section 2.8(a).

6.2 Performance Under the Transaction Documents

(a) The Issuer agrees duly and punctually to perform, comply with and observe all obligations and agreements to be performed by it under the terms of the Notes and this Indenture and the other Transaction Documents including, without limitation, payment of premiums in respect of the Insurance Policy and the delivery of all notices required to be delivered pursuant to the Insurance Policy.

(b) The Issuer shall promptly notify the Trustee and the Insurer (with a copy of such notice to Moody’s) of (i) the occurrence of any event of default under the Consent Agreement and of any event or condition known to any of its officers that with the passage of time or the giving of notice would constitute an event of default under such agreement and (ii) any circumstance that may render the Insurer liable under the Insurance Policy, including if the Issuer has reason to believe it will not be able to convert Brazilian reais and/or transfer U.S. dollars to the Trustee.

(c) Upon the occurrence of a Currency Inconvertibility/Non-Transfer Event, the Issuer will (i) provide sufficient evidence to the Insurer to establish the validity of a claim in accordance with the Consent Agreement, (ii) segregate and maintain segregated at all times funds in Brazilian reais or Permitted Brazilian Investments (valued at face value) at least equivalent in value to the amount of interest in U.S. dollars for each tranche of the Notes due on the next Payment Date (calculated based on the Reference Rate of Exchange on the Interest Payment Date on which payment cannot be made due to a Currency Inconvertibility/Non-Transfer Event) or, if U.S. dollars are available but are otherwise subject to restrictions on transfer, segregate funds in U.S. dollars equal to the amount of interest due on such Payment Date and (iii) continue to use reasonable best efforts to convert funds in an amount equal to the value of the funds and/or securities segregated pursuant to clause (ii) above into U.S. dollars and to transfer such funds to the Trustee or to transfer the funds segregated in U.S. dollars to the Trustee, as the case may be.

6.3 Maintenance of Approvals

The Issuer shall duly obtain and maintain in full force and effect all approvals, consents or licenses of any Governmental Authority which are necessary under the laws of Brazil, the

Cayman Islands or any other jurisdiction having jurisdiction over the Issuer or the Issuer's business, assets or property, or the transactions contemplated herein, as well as of any third party under any agreement to which the Issuer may be subject, in connection with the execution, delivery and performance of the Indenture, the Notes and each other Transaction Document by the Issuer or the validity or enforceability of any thereof.

6.4 Maintenance of Books and Records

The Issuer shall maintain books, accounts and records as may be necessary to comply with all applicable Laws and so as to enable its financial statements to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times during normal business hours and to discuss the same with responsible officers of the Issuer.

6.5 Use of Proceeds

The Issuer shall use the net proceeds from the offer and sale of the Notes for its general corporate purposes.

6.6 Notice of Defaults and Events of Default

The Issuer will give written notice to the Trustee (with a copy of such notice to Moody's and the Insurer), promptly and in any event within ten days after the Issuer becomes aware of the occurrence, of any Default or any Event of Default, accompanied by an Officer's Certificate of the Issuer setting forth the details thereof and stating what action that the Issuer proposes to take with respect thereto.

6.7 Notice of Currency Inconvertibility/Non-Transfer Event and Other Events

The Issuer shall give written notice to the Trustee (with a copy of such notice to Moody's and the Insurer), immediately after the Issuer becomes aware (i) of any action taken by the Brazilian government that could reasonably give rise to a Currency Inconvertibility/Non-Transfer Event, or (ii) that any Currency Inconvertibility/Non-Transfer Event has occurred, or (iii) that any Currency Inconvertibility/Non-Transfer Event has ceased, or (iv) following the delivery of a certificate pursuant to Section 2.8(a) regarding the failure to satisfy the Risk-Based Capital Requirements, that the Issuer is no longer in violation of the Risk-Based Capital Requirements or that the payment of the applicable interest or principal amount, or any portion thereof, would not cause the Issuer to violate the Risk-Based Capital Requirements; provided, that, if the Issuer is unable to make a payment of interest as the same becomes due and payable in accordance with the provisions of Section 2.15 because of a Currency Inconvertibility/Non-Transfer Event, then it shall immediately submit a Proof of Loss in the form of Exhibit C(2) to the Trustee.

6.8 Provision of Financial Statements and Reports

(a) The Issuer shall provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 90 days after the end of each fiscal quarter (other than the second and fourth quarters), Banco Bradesco S.A.'s ("Bradesco") unaudited and consolidated balance sheet and statements of income for the quarter then ended, (B) within 120 days after the end of the first two fiscal quarters of each fiscal year, Bradesco's audited and consolidated balance sheet and statements of income for the six-month period then ended, (C) within 120 days after the end of each fiscal year, Bradesco's audited and consolidated balance sheet and statements of income for the year then ended, in each case described in (A), (B) and (C), in accordance with Accounting Practices Adopted in Brazil and (D) such other publicly available financial data as the Trustee may reasonably request; provided that, any such financial statements will be deemed to have been delivered on the date on which Bradesco has posted such financial statements on its website at www.bradesco.com.br (it being understood that the Issuer will (i) promptly notify the Trustee that it has posted such financial statements on such website and (ii) promptly provide such other information as the Trustee may reasonably request and which the Issuer may provide without violating any applicable law).

(b) The Issuer shall provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 180 days after the end of each fiscal year, the audited and unconsolidated balance sheet and statement of income of the Issuer's Grand Cayman branch, for the year then ended, prepared in accordance with International Financial Reporting Standards and (B) such other publicly available financial data regarding the Grand Cayman branch as the Trustee may reasonably request.

(a) The Issuer shall provide (i) to the Trustee and the Insurer, at the same time as each of the financial statements is delivered to the Trustee pursuant to clause (b) above, or (ii) to the Trustee within 14 days of any request by the Trustee an Officer's Certificate stating that a review of the Issuer's activities has been made during the period covered by such financial statements with a view to determining whether the Issuer has kept, observed, performed and fulfilled its covenants and agreements under this Indenture; and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such event.

(d) Following the exchange offer or the effectiveness of a shelf registration statement pursuant to the Registration Rights Agreement, whichever is earlier, to the extent required by Section 314(a) of the Trust Indenture Act, the Issuer shall furnish promptly to the Trustee and, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act and Section 15.4 of this Indenture, to each of the Noteholders copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. The Issuer shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act. In addition, the Issuer shall furnish promptly to the Trustee a copy of any report or other document furnished to its shareholders (other than documents that the Issuer is not permitted to disclose under applicable law).

(e) For so long as the Notes are listed on the Luxembourg stock exchange and the rules of the Luxembourg stock exchange so require, reports filed with the SEC or required to be provided to the Noteholders pursuant to this Indenture may be obtained at the office of the Luxembourg Paying Agent.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

6.9 Further Actions

The Issuer shall, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with applicable Laws (as applicable) to be taken, fulfilled or done in order to (a) enable the Issuer to lawfully enter into, exercise its rights and perform and comply with its obligations under the Notes, the Indenture and each of the other Transaction Documents, (b) ensure that the Issuer's obligations under the Notes, the Indenture and each of the other Transaction Documents are legally binding and enforceable, (c) make the Notes, the Indenture and each of the other Transaction Documents admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands and (d) enable the Trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the Indenture and each of the other Transaction Documents, (e) take any and all actions necessary to preserve the enforceability of, and maintain the Trustee's rights hereunder and the other Transaction Documents, including, without limitation, refraining from taking any action that reasonably can be expected to have an adverse effect on the enforceability of, or any of the Trustee's rights under, this Indenture and the other Transaction Documents, (f) assist, to the extent reasonably practicable, the Trustee in the Trustee's performance of its obligations under this Indenture and the other Transaction Documents.

6.10 Appointment to Fill a Vacancy in Office of Trustee

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint in the manner provided in Section 8.8, a successor Trustee, so that there shall at all times be a Trustee with respect to the Notes.

6.11 Payments and Paying Agents

(a) Subject to the terms of the Transaction Documents and to the subordination conditions of Resolution 2837, the Issuer shall, on the due date of the principal of or interest on the Notes or other amounts (including Additional Amounts), deposit with the Trustee a sum sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

(b) Whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Notes, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i) that it will hold all sums received by it as such agent for the payment of the principal of or interest, including Increased Interest, if any, on any Notes in trust for the benefit of the Noteholders or of the Trustee or, after any claim payment under the Insurance Policy, of the Insurer;

(ii) that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest, including Increased Interest, if any, on any Notes (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable;

(iii) that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above; and

(iv) that it will comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

(c) Any Paying Agent appointed must at all times be a bank having a long term unsecured debt rating of at least “A3” by Moody’s.

(d) If the Issuer shall act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal of or interest, including Increased Interest, if any, on such Notes, set aside, segregate and hold in trust for the benefit of the Noteholders a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due until such amounts shall be paid to the Noteholders and the Issuer will promptly notify the Trustee of its action or any failure to take action.

(e) Anything in this Section 6.11 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Notes hereunder, or for any other reason, pay or by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust for such Notes by the Issuer or any Paying Agent hereunder, such sums to be held by the Trustee upon the trusts herein contained; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(f) Anything in this Section 6.11 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 12.3.

(g) Any money deposited with the Trustee or any Paying Agent, or then held in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon Issuer Order, or (if then held by the Issuer) shall be discharged from such trust; and holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, will at the expense of the Issuer cause a notice to be given to the Noteholders in accordance with Section 15.4 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will be repaid to the Issuer.

6.12 Maintenance of Existence

Subject to Section 6.13, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory) of the Issuer; provided, however, that the Issuer shall not be required to preserve any such charter or statutory right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

6.13 Consolidation, Merger, Conveyance or Transfer

(a) The Issuer shall not, without the consent of Noteholders holding 66 2/3% in outstanding principal amount of the then outstanding Notes consolidate with or merge into any other Person or convey or transfer in one transaction or a series of transactions, all or substantially all its properties and assets to any other person unless thereafter:

(i) the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Issuer shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form agreed with the Trustee, the due and punctual payment of the principal and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or covenant or agreement herein shall have been materially breached, and be continuing; and

(iii) the Person formed by such consolidation, or into which the Issuer is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Issuer, as the case may be, shall deliver to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 6.13 and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with this Section 6.13, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

6.14 Listing

The Issuer shall make all reasonable efforts to obtain and maintain the listing of the Notes on the Luxembourg stock exchange but, if it is unable to do so, having made such efforts, or if the maintenance of such listing is to be unduly onerous, the Issuer will instead make all reasonable efforts to obtain and maintain a listing of the Notes on another stock exchange.

6.15 Additional Information for Ratings

So long as any Notes remain outstanding, the Issuer shall:

(a) so far as permitted by law, at all times give Moody’s, for so long as Moody’s is rating the Notes, such information as it shall reasonably request in order that it may perform its function as a rating agency in respect of the Notes;

(b) inform Moody’s, for so long as Moody’s is rating the Notes, as soon as reasonably practicable of any amendments or modifications that have been or are proposed to be made to this Indenture or to the Insurance Policy; and

(c) in addition to copies of notices specifically referred to herein, send a copy to Moody’s, for so long as Moody’s is rating the Notes, of all notices sent by it to the Trustee under the terms of this Indenture, other than routine notices.

7. DEFAULT AND REMEDIES

7.1 Events of Default

The following events shall each be an "Event of Default" under the terms of the Notes and this Indenture:

(a) subject to Sections 2.6 and 2.8, default in the payment of principal (including Amounts in Arrears in respect of principal) in respect of any Note which has become due and payable in accordance with the terms of the Notes, whether on the Maturity Date, the Optional Redemption Date or otherwise; or

(b) subject to Section 2.8, default continuing for a period of 15 days in the payment of interest, Amounts in Arrears in respect of interest, Additional Interest Amounts or any Additional Amounts due on any Note on the due date therefor or any other date on which the payment of interest, Amounts in Arrears in respect of interest, Additional Interest Amounts or Additional Amounts is required to be paid in accordance with the terms of the Notes and the Indenture and the Trustee shall not have otherwise received such amounts from the Insurer under the Insurance Policy, the Reserve Account or otherwise; provided, however, that the failure by the Issuer to make a payment of interest due on any Note shall not constitute an Event of Default if such amounts are acknowledged in writing by the Insurer to be due and payable under the Insurance Policy; or

(c) a court or agency or supervisory authority in the Cayman Islands or Brazil having jurisdiction in respect of the same shall have (i) instituted a proceeding or entered a decree or order for relief under any bankruptcy, insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities or similar law, or for the winding up or liquidation of its affairs, or adjudging the Issuer bankrupt or insolvent, (ii) entered a decree or order approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of the Issuer under any applicable law except a reorganization permitted under Section 6.13, (iii) entered a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or all or substantially all its assets, and such proceedings, decree or order shall not have been vacated or shall have remained in force undischarged or unstayed for a period of 60 days, or any event which under the laws of Brazil or the Cayman Islands has an analogous effect to any of the foregoing events; or

(d) the commencement by the Issuer of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent to it by answer or otherwise to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or the dissolution of the Issuer or any event which under the laws of Brazil or the Cayman Islands has an analogous effect to any of the foregoing events; or

(e) the Issuer has submitted a Proof of Loss as a result of which the Insurer has paid a claim under the Insurance Policy in circumstances where the Issuer was not entitled to submit a Proof of Loss.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

7.2 Acceleration of Maturity; Rescission and Annulment

(a) If an Event of Default described in clauses (c) and (d) of Section 7.1 occurs in respect of Cayman Islands law and is continuing, the Trustee, or the Noteholders of at least 33 1/3% in outstanding principal amount of the Notes, by notice to the Issuer, may, and the Trustee at the written request of such Noteholders shall, declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be immediately due and payable. If an Event of Default described in clause (c) and clause (d) of Section 7.1 occurs (other than in respect of Cayman Islands law) and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. For the avoidance of doubt, under current applicable law, the Issuer shall only be required to make any payment pursuant to this Section 7.2 after it has been declared bankrupt or put into liquidation or otherwise dissolved (dissolvido) for the purposes of Brazilian law, in which case such payment will be subject to the provisions of Article 14 hereof. In addition, if the Issuer makes such payments from Brazil, the Issuer will be required to obtain the approval of the Central Bank of Brazil for the remittance of funds outside Brazil.

(b) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce any provision of the Notes or this Indenture.

(c) At any time after a declaration of acceleration in accordance with Section 7.2(a) above has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Majority Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest on the Notes (including all Amounts in Arrears and Additional Interest Amounts);

(B) the principal of any Notes that have become due other than by such declaration of acceleration and interest thereon at the Arrears Rate;

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the Arrears Rate; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 7.4.

(d) No such rescission shall affect any subsequent default or impair any right consequent thereon.

7.3 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be. No waiver of any Event of Default, whether by the Trustee or by the Noteholders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy or right consequent thereon.

7.4 Waiver of Past Defaults

(a) The Majority Noteholders may on behalf of the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

(i) in the payment of the principal of or interest on any Note, or

(ii) in respect of a covenant or provision hereof which under Article 11.1 cannot be modified or amended without the consent of each affected Noteholder,

or except as otherwise prohibited by the Trust Indenture Act.

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

7.5 Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings

(a) In case of pendency in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer or any obligor on the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for payment of overdue principal or interest) shall be entitled and empowered by intervention in such proceedings or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to:

(i) file and prove a claim for the whole amount of principal and interest owed and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 8.5) and of the Noteholders allowed in such judicial proceeding; and

(ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute same.

(b) In any such event, any receiver, assignee, trustee, liquidator or sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 8.5.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Noteholders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' committee or other similar committees.

7.6 Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust for the whole amount of such principal and interest remaining unpaid, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Noteholders.

7.7 Application of Money Collected

(a) Any money collected by the Trustee with respect to the Notes (whether paid into the Payment Account or otherwise), other than money received from the Insurer pursuant to the Insurance Policy or withdrawn from the Reserve Account pursuant to Section 3.2(e), shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under the first two sentences of Section 8.5(a) hereof

SECOND: After any claim payment by the Insurer under the Insurance Policy, to the payment of all amounts due to the Insurer in accordance with the terms of the Insurance Policy (including, without limitation, Condition 8 thereof) and the Consent Agreement.

THIRD: To the payment of accrued and unpaid interest including, if any, Increased Interest (other than Additional Interest Amounts), and any Additional Amounts related thereto.

FOURTH: To the payment of accrued and unpaid Additional Interest Amounts, and any Additional Amounts related thereto.

FIFTH: On the Maturity Date or Optional Redemption Date, to the payment of principal, and any Additional Amounts related thereto.

SIXTH: To the payment of all amounts due to the Trustee under the indemnity contained in Section 8.5(a) hereof.

SEVENTH: To the Issuer.

(b) Any money collected by the Trustee with respect to the Notes from the Insurer pursuant to the Insurance Policy or withdrawn from the Reserve Account pursuant to Section 3.2(f) shall be applied in accordance with Section 3.1(c).

7.8 Limitation on Suits

Subject to Section 7.9, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes or the continuing breach of a covenant contained in this Indenture; and

(b) the Noteholders of not less than 33 1/3% in aggregate principal amount of then Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or such breach, as the case may be, in its own name as Trustee hereunder; and

(c) such Noteholder or Noteholders have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Majority Noteholders;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other such Noteholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders.

7.9 Unconditional Right of Noteholders to Receive Principal and Interest

Notwithstanding any other provisions in this Indenture, the Noteholders shall have the right, which is absolute and unconditional (subject always however to the terms of the Transaction Documents and the subordination conditions of Resolution 2837), to receive payment of the principal of and interest on such Note on the respective due dates expressed in such Note (or, in the case of redemption or repayment, on the Optional Redemption Date or the Maturity Date, as the case may be), except as provided in Section 2.8 and Section 14, and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Noteholder.

7.10 Restoration of Rights and Remedies

If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

7.11 Rights and Remedies Cumulative

If the Issuer shall default in the performance of, or breach, any covenant or warranty in this Indenture or the Notes, the Trustee may pursue any available remedy to enforce any provision of the Notes or this Indenture. Except as otherwise provided in the last paragraph of Section 2.14, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

7.12 Control by Noteholders

The Majority Noteholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, that:

(a) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or it reasonably believes it will not adequately be indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction or be unjustly prejudicial to the Noteholders not taking part in such direction; and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

7.13 Undertaking for Costs

All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, in the manner and to the extent provided in the Trust Indenture Act, and having due regard to the merits and good faith of the claims or defenses made by such party litigant; but neither the provisions of this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such assessment in any suit instituted by or against the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of then Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the respective maturities expressed in such Note (or, in the case of redemption or repayment, on or after the Optional Redemption Date or the Maturity Date).

7.14 Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

8. CONCERNING THE TRUSTEE

8.1 Certain Rights and Duties of Trustee

(a) The Trustee, prior to the occurrence of an Event of Default or any breach by the Issuer of any covenant contained in this Indenture which, other than the covenants contained in Sections 6.1, 6.6, 6.7, 6.11(a), 6.11(d), 6.12 and 6.13 herein, continues for a period of 14 days, and after the cure or waiver all Events of Default or breaches that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture and the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The application of Section 3.15(a)(1) of the Trust Indenture Act to this Indenture is expressly excluded. In case an Event of Default has occurred or following any breach by the Issuer of any covenant contained in this Indenture (which has not been cured or waived and which, other than the covenants contained in Sections 6.1, 6.6, 6.7, 6.11(a), 6.11(d), 6.12 and 6.13 herein, continues for a period of 14 days) and prior to the receipt of instructions (if any) from the Noteholders, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) (i) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, debenture or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; provided, that in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

(ii) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer. Whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely on an Officer's Certificate.

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby.

(iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Majority Noteholders.

(v) Subject to Section 8.1(b)(i), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Note, debenture or other paper or document with respect to the Notes unless requested in writing so to do by the Majority Noteholders then Outstanding, provided, that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder.

(vii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(viii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Issuer given under this Agreement; provided, that the Trustee's conduct does not constitute negligence or willful misconduct.

(ix) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Agreement in the absence of timely and specific written investment direction from the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

(x) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; provided, however, that the Trustee shall be deemed to have actual knowledge of the existence of any Default or Event of Default which has arisen pursuant to the provisions of Section 7.1(a) or (b).

(xi) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(xii) The Trustee may request that the Issuer deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(c) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be a reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

(d) The Trustee may consult with counsel and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(e) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

8.2 Trustee Not Responsible for Recitals, etc.

The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes.

8.3 Trustee and Others May Hold Notes

The Trustee or any Paying Agent or Note Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other Authorized Agent.

8.4 Moneys Held by Trustee or Paying Agent

(a) All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from other funds of the Trustee or Paying Agent. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

(b) The Trustee shall arrange with all Paying Agents for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Notes (including Additional Amounts).

(c) If, following the occurrence and during the continuance of a Currency Inconvertibility/Non-Transfer Event, the Trustee or any Paying Agent shall receive any moneys in a currency other than U.S. dollars, the Trustee or such Paying Agent, as the case may be, shall use its reasonable efforts lawfully to convert such moneys into U.S. dollars at a rate no less favorable than the Reference Rate of Exchange.

8.5 Compensation of Trustee and Its Lien

(a) The Issuer covenants and agrees to pay the Trustee (all references in this Section 8.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Note Registrar) such amount as shall be agreed upon in writing with the Issuer in full compensation for all services rendered by the Trustee hereunder for the period beginning on the Closing Date and ending on the Stated Maturity Date. Except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as shall be determined to have been caused by its own negligence or willful misconduct. The Issuer also covenants and agrees to indemnify each of the Trustee and each predecessor Trustee for, defend, and hold harmless each of the Trustee and each predecessor Trustee and their respective officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part or any of its employees, officers or agents, arising out of or in connection with (i) the acceptance or administration of the trust or trusts hereunder and this Indenture, including, without limitation, the costs and expenses of defending itself against any claim (whether against the Issuer, a Noteholder or any other Person) or liability and (ii) the exercise or performance or any of its rights, powers or duties hereunder and including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes. The obligations of the Issuer under this Section shall constitute additional Indebtedness hereunder.

(b) The obligations of the Issuer under this Section 8.5 shall survive payment in full of the Notes, the resignation or removal of the Trustee and the termination of this Indenture for a period of three years after the redemption and payment in full of the Notes.

(c) When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Paying Agent, if so appointed by the Issuer) after an Event of Default occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States Federal or state law or analogous foreign law for the relief of debtors.

(d) The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 8.5, except with respect to (i) the indemnity to the Trustee contained in Section 8.5(a), (ii) all amounts held in the Reserve Account, and (iii) amounts held in the Interest Subaccount.

8.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel

Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 15.1. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 8.1(b)(ii).

8.7 The Bank of New York Trust Company (Cayman) Limited as Trustee

If at any time whilst The Bank of New York Trust Company (Cayman) Limited is appointed as Trustee hereunder:

(i) the long term unsecured debt rating of The Bank of New York falls below "A3" by Moody's; or

(ii) The Bank of New York Trust Company (Cayman) Limited ceases to (a) be majority owned by or (b) controlled by The Bank of New York; or

(iii) The Bank of New York Trust Company (Cayman) Limited ceases to bear “Bank of New York” in its name;

then The Bank of New York Trust Company (Cayman) Limited will resign and the Issuer will appoint a successor trustee in accordance with the provisions of Section 8.9.

8.8 Persons Eligible for Appointment as Successor Trustee

If The Bank of New York Trust Company (Cayman) Limited ceases to be appointed as Trustee hereunder for any reason, the Issuer will appoint a successor trustee. Any successor trustee will at all times be a bank with a combined capital and surplus of at least U.S.$100,000,000 and have a long term unsecured debt rating of at least "A3" by Moody's.

8.9 Resignation and Removal of Trustee; Appointment of Successor

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Noteholders in the manner provided in Section 15.4.

(b) In case at any time any of the following shall occur with respect to any Notes:

(i) the Trustee shall cease to be eligible under Section 8.7 or Section 8.8 and shall fail to resign after written request therefor by the Issuer or by any Noteholder; or

(ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Majority Noteholders of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer, the evidence provided for in Section 9.1 of the action taken by the Noteholders, provided, that unless a Default or Event of Default shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

(d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to the Notes for any cause, the Issuer shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment pursuant to Section 8.10 within 3 days after the mailing of such notice of resignation or removal, the former Trustee may, at the Issuer's expense, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 8.10.

8.10 Acceptance of Appointment by Successor Trustee

(a) Any successor Trustee appointed under Section 8.9 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 8.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the Trustee so ceasing to act and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 8.5.

(b) No successor Trustee shall accept appointment as provided in this Section 8.10 unless at the time of such acceptance such successor Trustee shall be eligible under Section 8.8.

(c) Upon acceptance of appointment by a successor Trustee, the Issuer shall give notice of the succession of such Trustee hereunder to the Noteholders in the manner provided in Section 15.4. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

8.11 Merger, Conversion or Consolidation of Trustee

(a) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Trustee shall be eligible under the provisions of Section 8.8 hereof.

(b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the same force under the Notes and under this Indenture as if authenticated by such predecessor Trustee; provided, that, the certificate of the Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor Trustee or the authenticated Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

8.12 Maintenance of Offices and Agencies

(a) The Issuer shall at all times maintain in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified for the Notes, an office or agency where Notes may be presented or surrendered for registration of transfer, exchange or redemption and for payment of principal and interest and where notices to and demands upon the Issuer in respect of this Indenture and the Notes may be served. Such office shall initially be the Corporate Trust Office. Notices and demands to or upon the Trustee in respect of the Notes or this Indenture may be served at the Corporate Trust Office. The Issuer shall not change the designation of such office or agency without prior written notice to the Trustee and the designation of a replacement office or agency. Written notice of the location of each of such office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee to the Noteholders in the manner specified in Section 15.4. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

(b) There shall at all times be a Note Registrar and a Paying Agent hereunder. The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent that is not a party to this Indenture. The agreement shall incorporate the provisions of the Trust Indenture Act and implement the provisions of this Indenture that relate to such agent. At any time when any Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or pursuant to Section 2.13, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent).

(c) The Trustee at its office specified in the definition of "Corporate Trust Office" in Section 1.1, is hereby appointed as Paying Agent and Note Registrar hereunder.

(d) Any Paying Agent (other than the Trustee) not a party to this Indenture, from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.11, that such Paying Agent will:

(i) hold all sums held by it for the payment of principal of and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Trustee within five days thereafter notice of any Default by any obligor upon the Notes in the making of any such payment of principal or interest; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(e) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent for the account of the Trustee.

(f) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 8.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(g) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 8.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents (except in the case of any Authenticating Agent, where the Trustee shall so appoint) to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 8.11. The Issuer shall give written notice of any such appointment to all Noteholders in accordance with Section 15.4 (but need only give notice in the manner specified in clause (a) thereof).

(h) The Issuer initially appoints The Bank of New York as Note Registrar and Paying Agent and Dexia Banque Internationale à Luxembourg as a paying agent (the “Luxembourg Paying Agent”) in connection with the Notes. The Issuer will appoint Dexia Banque Internationale à Luxembourg (or other Luxembourg entity) as transfer agent (the “Luxembourg Transfer Agent”) in the event the Notes are issued in definitive registered form.

(i) So long as the Notes are listed on the Luxembourg stock exchange and the rules of such exchange so require, the Issuer will maintain a paying agent and transfer agent in Luxembourg. If the Notes are listed on any other securities exchange, the Issuer will satisfy any requirement at such securities exchange as to paying agents. So long as the Notes ate listed on the Luxembourg stock exchange, any change in the Luxembourg Paying Agent or the Luxembourg Transfer Agent or any change in the location of their offices shall be notified to holders of the Notes by the giving of notice to the holders of the Notes in accordance with the provisions of Section 15.4 of this Indenture.

8.13 Reports by Trustee

On or before May 15 in every year, so long as any Notes are Outstanding hereunder, the Trustee shall transmit to the Noteholders specified in Section 313(a) of the Trust Indenture Act a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section.

A copy of each report at the time of its mailing to Noteholders shall be mailed to the Issuer and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

The Issuer shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

8.14 Trustee Risk

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 8.1 except to the extent provided herein.

8.15 Appointment of Co-Trustee

(a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees. The following provisions of this Section 8.14 are adopted to these ends.

(b) In the event that the Trustee appoints one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee(s) but only to the extent necessary to enable such separate or co-trustee(s) to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee(s) shall run to and be enforceable by them or either of them.

(c) Should any instrument in writing be required by the separate trustee(s) or co-trustee(s) so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

(d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except (A) to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee and (B) if at any time the long-term unsecured debt rating of such co-trustee by Moody's shall fall below that of the Trustee, then the Trustee, or another co-trustee appointed by the Trustee in accordance with this Section 8.14, shall exercise and perform singly such rights, powers, duties and obligations;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) each co-trustee appointed hereunder shall at all times be a bank with a combined capital and surplus of at least U.S.$100,000,000 and have a long-term unsecured debt rating of at least "A3" by Moody's.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 8.

(f) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

8.16 Notice of Default

If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof, as determined pursuant to Section 8.1(b)(x), the Trustee shall transmit to each Noteholder (with a copy to the Insurer), in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of the Default or Event of Default as and to the extent provided by the Trust Indenture Act the earlier of 30 days after it occurs or 30 days after the Trustee has knowledge of such Default or an Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as its Board of Directors, or a committee of its trust officers, in good faith determines that withholding the notice is in the interests of the Noteholders.

8.17 Eligibility; Disqualification.

Upon qualification of this Indenture under the Trust Indenture Act, this Indenture shall have a Trustee who satisfies the requirement of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act. Notwithstanding the foregoing, the Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least U.S.$100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of Section 310(a)(2) of the Trust Indenture Act. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. The provisions of Section 310 of the Trust Indenture Act shall apply to the Issuer and any other obligor of the Notes.

8.18 Preferential Collection of Claims Against Issuer.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein. The provisions of Section 311 of the Trust Indenture Act shall apply to the Issuer and any other obligor of the Notes.

9. CONCERNING THE NOTEHOLDERS

9.1 Acts of Noteholders

(a) Any request, demand, authorization, direction, notice, consent, waiver, modification, supplement, or other action provided by this Indenture to be given or taken by

Noteholders (collectively, an "Act" of such Noteholders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Noteholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 9.1. The record of any meeting of Noteholders shall be proved in the manner provided in Section 10.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of the Notes, the principal amount and serial numbers of Notes held by any Person, and the date or dates of holding the same, shall be proved by the Note Register and the Trustee shall not be affected by notice to the contrary.

(d) Any Act by the Noteholders (i) shall bind the holder of each Note and every future Noteholder of such Note and the Noteholder of every Note issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and whether or not such Noteholder has given its consent (unless required under this Indenture) to such Act or was present at any duly held meeting, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Note to any other Person, including the Issuer or any Affiliate thereof.

(e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Notes for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Noteholder may be revoked with respect to any or all of such Notes by written notice by such Noteholder (or its duly appointed agent) or any subsequent Noteholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

(f) Notes authenticated and delivered after any Act of Noteholders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Noteholders. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Notes.

(g) The Issuer may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to sign any instrument evidencing or embodying an Act of the Noteholders or to vote on any action. If a record date is fixed, those Persons who were Noteholders at such record date, and only those Persons (or their duly appointed proxies or agents), shall be entitled to sign any such instrument evidencing or embodying an Act of Noteholders, to revoke any such instrument previously signed or to vote on such action, as the case may be, whether or not such Persons continue to be Noteholders after such record date. If not set by the Issuer prior to the first solicitation of a Noteholder by any Person in respect of any such action, or, the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to such first solicitation or vote, as the case may be. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above. Promptly after any record date is set by the Issuer pursuant to this Section 9.1(g), the Issuer, at its own expense, shall cause notice of such record date, the proposed action by the Noteholders to be given to the Trustee in writing and to each Noteholder in the manner set forth in Section 15.4.

(h) Without limiting the foregoing, a Noteholder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(i) The Initial Notes and the Exchange Notes shall vote and consent together on all matters as one class, and none of the Notes, and no tranche of Notes, shall have the right to vote or consent as a separate class on any matter.

9.2 Notes Owned by Issuer and Affiliates Deemed Not Outstanding

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Notes which are owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

10. NOTEHOLDERS' MEETINGS

10.1 Purposes for Which Noteholders' Meetings May Be Called

A meeting of Noteholders may be called at any time and from time to time pursuant to this Article 10 for any of the following purposes:

(a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article 7;

(b) to remove the Trustee and appoint a successor Trustee pursuant to Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 11.1, which such execution shall be subject to the prior written consent of the Central Bank of Brazil; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

10.2 Trustee, Issuer and Noteholders May Call Meeting

The Trustee may call a meeting of the Noteholders at any time by giving notice thereof as provided in Section 15.4. In case the Issuer, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then Outstanding shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have given notice of such meeting within 20 days after receipt of such request, then the Issuer or such Noteholders in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 10.1 by giving notice thereof as provided in Section 15.4. Notice of every meeting of the Noteholders shall set forth the time and place of such meeting and, in general terms, the action proposed to be taken at such meeting and shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting; provided, that, in the case of any meeting reconvened after adjournment, such notice shall be given not less than 10 nor more than 60 days prior to the date fixed for such meeting.

10.3 Persons Entitled to Vote at Meeting

To be entitled to vote at any meeting of Noteholders a person shall be (a) the Persons who were Noteholders on the record date determined pursuant to Section 9.1(g) or (b) a person appointed by an instrument in writing as proxy for any such Noteholder. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

10.4 Determination of Voting Rights; Conduct and Adjournment of Meeting

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.1 and the appointment of any proxy shall be proved in the manner specified in said Section 9.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

(b) The Issuer or the Noteholders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Noteholders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote.

(c) Subject to the provisions of Section 9.2, at any meeting each Noteholder or proxy shall be entitled to one vote for each U.S.$10,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to Section 10.2 may be adjourned from time to time, and the meeting may be held as so adjourned upon notice as set forth in Section 10.2. At any meeting, the presence of persons holding or representing Notes with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

10.5 Counting Votes and Recording Action of Meeting

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

11. SUPPLEMENTAL INDENTURES

11.1 Supplemental Indenture with Consent of Noteholders

(a) Notwithstanding any provision of this Section 11, the Trustee and the Issuer shall not make any amendments to and shall not waive any terms or conditions of the Notes and/or this Indenture without obtaining the prior written consent of the Insurer in accordance with the terms of the Insurance Policy.

(b) With the consent of the Majority Noteholders, the Issuer, when authorized by a Board Resolution, may, and the Trustee, subject to Sections 11.3 and 11.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that without the consent of the Noteholder of each Outstanding Note affected thereby, no such supplemental indenture shall cause any of the following:

(i) change the maturity of any payment of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the method of computing the amount of principal thereof or interest payable thereon on any date or change any place of payment where, or the coin or currency in which, the principal of or interest (including Additional Amounts) on any Note is payable, or impair the right of the Noteholders to institute suit for the enforcement of any such payment on or after the maturity or the date of payment, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Optional Redemption Date or the Payment Date, as the case may be), or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders; or

(ii) reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

(iii) modify any of the provisions of this Section or Section 7.4, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder affected thereby.

(c) Upon receipt by the Trustee of Board Resolutions and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Noteholders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 11.3 and 11.4.

(d) It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(e) After an amendment under this Section 11.1 becomes effective, the Issuer will mail to the Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of an amendment under this Section 11.1.

11.2 Supplemental Indentures Without Consent of Noteholders

Notwithstanding anything to the contrary provided for in Section 11.1 hereof (but subject to Section 11.1(a) hereof), the Issuer, when authorized by a Board Resolution, at any time and from time to time, may, without the consent of any Noteholders, enter into one or more indentures supplemental hereto in form satisfactory to the Trustee for any of the following purposes:

(a) to establish the form and terms of Notes permitted by Sections 2.1 and 2.5; or

(b) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained; or

(c) to evidence the succession of a new Trustee hereunder pursuant to Section 8.9; or

(d) to convey, transfer and assign to the Trustee properties or assets to secure the Notes, and to amplify the description of any property at any time subject to this Indenture or the Transaction Documents or to assure, convey and confirm unto the Trustee any property subject or required to be subject to this Indenture or the Transaction Documents; or

(e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain its qualification under the Trust Indenture Act, if necessary, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or

(f) to permit or facilitate the issuance of Notes in uncertificated form; or

(g) to cure any ambiguity, to correct or supplement any provision in this Indenture or the Transaction Documents that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Noteholders in any material respect; or

(h) to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Original Notes (except for any terms established in or pursuant to a Board Resolution in accordance with Section 2.1(c) or 2.2(b)), and which shall be treated, together with any outstanding Original Notes, as a single issue of securities; or

(i) to provide for the issuance of Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes such Exchanged Notes have been exchanged for, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or

(j) to add to, change or eliminate any of the provisions of Article 14 in respect of any series of Notes; provided, that any such action pursuant to this clause (i) shall not adversely affect the interests of the Noteholders in any material respect.

11.3 Execution of Supplemental Indentures

In executing supplemental indenture permitted by this Article 11 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

11.4 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

11.5 Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article 11 shall conform to the requirements of the Trust Indenture Act as then in effect.

11.6 Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 11 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

11.7 Moody's Consent and Notification

(a) The Issuer and the Trustee may not enter into an indenture or indentures supplemental hereto for the purpose of amending the proviso in Section 11.1(b) without the prior written consent of Moody's, if Moody's is then rating the Notes.

(b) The Trustee may not enter into an amendment or supplement to the Insurance Policy without the written consent of Moody’s, if Moody’s is then rating the Notes, unless such amendment or supplement is to cure any ambiguity or to correct or supplement any provision in the Insurance Policy that may be defective or inconsistent with any other provision therein.

(c) Any amendments to this Indenture or any terms and conditions of the Notes will be promptly notified in writing by the Issuer to Moody's, if Moody's is then rating the Notes.

11.8 Consent of the Central Bank of Brazil

Notwithstanding any provision of this Article 11, the execution of any indenture or supplemental indenture, the amendment of any of the Transaction Documents and/or the Notes pursuant to this

Article 11 or the issuance of Additional Notes, is subject to the prior written consent of the Central Bank of Brazil.

12. SATISFACTION AND DISCHARGE

12.1 Satisfaction and Discharge of Notes

(a) The Notes shall, on or prior to the Interest Payment Date with respect to the repayment of principal thereof, be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Issuer in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

(i) either (A) the Issuer shall have given a notice of redemption to each Noteholder pursuant to Section 4.4 and all other conditions to such redemption contained in Article 4 shall have been met or (B) the Notes shall have otherwise become due and payable or shall become due and payable within one year;

(ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due all the principal of and interest due and to become due on the Notes in U.S. dollars for each tranche thereof to maturity or redemption, as the case may be, including, for the avoidance of doubt, all amounts payable to the Insurer under this Indenture;

(iii) if any such deposit of money shall have been made prior to the Maturity Date, or the Optional Redemption Date of such Notes, as the case may be, the Issuer shall have delivered to the Trustee an Issuer Order stating that such money shall be held by the Trustee in trust;

(iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of principal of and interest on the Notes;

(v) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound, or any laws or regulations to which the Issuer is subject;

(vi) in the case of redemption of Notes, the Issuer Order with respect to such redemption pursuant to Article 4 shall have been given to the Trustee; and

(vii) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such satisfaction and discharge of the indebtedness of the Issuer with respect to the Notes shall not be deemed to be, or result in, a taxable event with respect to the Noteholders for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Noteholder either is not subject to, or is exempt from, United States federal income taxation.

(b) Upon satisfaction of the aforesaid conditions with respect to the Notes, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Notes.

(c) In the event that Notes which shall be deemed to have been paid as provided in this Section 12.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, the Issuer shall, as promptly as practicable, give a notice, in accordance with Section 15.4, to such Noteholders (with a copy of such notice to Moody's) to the effect that such Notes are deemed to have been paid and the circumstances thereof.

(d) Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of the Issuer and the Trustee in respect of such Notes under Sections 2.3, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.20, 2.21, 6.11, 8.5, 8.9 and 8.12 and this Article 12 shall survive such satisfaction and discharge.

12.2 Satisfaction and Discharge of Indenture

(a) This Indenture shall upon the Issuer Order cease to be of further effect (except as herein expressly provided), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(x) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.14, (B) Notes deemed to have been paid in accordance with Section 12.1 and (C) Notes for whose payments money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.11(g)) have been delivered to the Trustee for cancellation; or

(y) all Notes not theretofore delivered to the Trustee for cancellation shall be deemed to have been paid in accordance with Section 12.1; and

(ii) all other sums due and payable hereunder (including, without limitation, amounts payable hereunder to the Insurer) have been paid; and

(iii) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all liens created by or with respect to this Indenture.

(c) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.3, 2.12, 2.13, 2.14, 2.15, 2.16,

2.17, 2.18, 2.20, 2.21, 6.11, 8.5, 8.9 and 8.12 and this Article 12 shall survive such satisfaction and discharge.

(d) Upon satisfaction and discharge of this Indenture as provided in this Section 12.2, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Trustee for the benefit of the Noteholders, other than money deposited with the Trustee pursuant to Section 12.1(a) or 6.11(e) and interest and other amounts earned or received thereon.

12.3 Application of Trust Money

Subject to Section 6.11(g), the money deposited with the Trustee pursuant to Section 12.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for and applied to (either directly or through any Paying Agent), the payment of the principal of and interest on the Notes or portions of principal amount thereof in respect of which such deposit was made. Money deposited and held in trust pursuant to this Article 12 shall not be subject to claim of the holders of Other Obligations.

13. DEFEASANCE

13.1 Issuer's Option to Effect Defeasance or Covenant Defeasance

The Issuer may, subject to having obtained the prior approval of the Central Bank of Brazil, at its option by a Board Resolution, at any time, elect to have either Section 13.2 or Section 13.3 applied to the Notes upon compliance with the conditions set forth below in this Article 13.

13.2 Defeasance and Discharge

Upon the Issuer's exercise of the option provided in Section 13.1 to have this Section 13.2 applied to all the Notes, the Issuer shall be deemed to have been discharged from its obligations with respect to the Notes Outstanding on the date the conditions in Section 13.4 are satisfied (a "Defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture, including the provisions of Article 12 (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of such Noteholders to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and interest (including any Additional Amounts) on the Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Sections 2.3, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.20, 2.21, 6.12, 8.9 and 8.12 and such obligations as shall be ancillary thereto, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article 13 and the Issuer's obligations to the Trustee under Section 8.5. Subject to compliance with this Article 13, the Issuer may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3.

13.3 Covenant Defeasance

Upon the Issuer's exercise of the option provided in Section 13.1 to have this Section 13.3 applied to the Notes, the Issuer shall be released from its obligations under Section 6 (other than Sections 6.1, 6.5 and 6.11) with respect to the Notes (a "Covenant Defeasance") and the provisions of Article 14 shall cease to be effective, in each case on and after the date the conditions set forth in Section 13.4 are satisfied. For this purpose, such covenant defeasance means that, with respect to the Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture shall be unaffected thereby.

13.4 Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 13.2 or Section 13.3 to the then Outstanding Notes:

(a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (i) U.S. dollars, or (ii) Permitted Investments or (iii) a combination thereof, in an amount which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and each installment of interest (including Additional Amounts) on the Notes on the Interest Payment Date or the Maturity Date, as the case may be, (including Additional Amounts and amounts payable hereunder to the Insurer) in accordance with the terms of this Indenture and the Notes. Notwithstanding the definition of "Permitted Investments" set out in Section 1.1 above, a Permitted Investment in this Section must have a rating of at least Aa3 by Moody's or its equivalent.

(b) In the case of an election under Section 13.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, unless the Trustee has received documentary evidence that each Noteholder is either not subject to or is exempt from United States federal income tax.

(c) In the case of an election under Section 13.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred.

(d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit and, insofar as subsections 7.1(c) and (d) inclusive are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Issuer in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(e) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

(f) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Trustee as provided in clause (a) hereof will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of a Taxing Jurisdiction, except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Trustee as provided in clause (a) hereof.

(g) The Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 13.2 or the Covenant Defeasance under Section 13.3, as the case may be, have been complied with.

(h) Such Defeasance or Covenant Defeasance shall not (i) cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Issuer or (ii) result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended.

(i) At the time of such deposit, (i) no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Other Obligations shall have occurred and be continuing, and no event of default with respect to any Other Obligations shall have occurred and be continuing and shall have resulted in such Other Obligations becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (ii) no other event of default with respect to any Other Obligations shall have occurred and be continuing permitting (after notice or the lapse of time or both) the holders of such Other Obligations (or a trustee on behalf of the holders thereof) to declare such Other Obligations due and payable prior to the date on which they would otherwise have become due and payable, or, in the case of either clause (i) or clause (ii) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

13.5 Deposited Money and Permitted Investments to Be Held in Trust; Other Miscellaneous Provisions

(a) Subject to the provisions of Section 6.11(g), all money and Permitted Investments (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Noteholders, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article 14.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Permitted Investments deposited pursuant to Section 13.4 or the principal and interest received in respect thereof.

(c) Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon request any money or Permitted Investments held by it as provided in Section 13.4 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

13.6 Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.2 or 13.3 and 13.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.2 or 13.3 and 13.5; provided, however, that if the Issuer makes any payment of principal of or interest on or Additional Amounts in respect of the Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or the Paying Agent.

14. SUBORDINATION

14.1 Notes Subordinate to Other Obligations

(a) The Issuer covenants and agrees, and each Noteholder, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article 13), the indebtedness represented by the Notes and the payment of the principal of and interest (and any other amounts payable in respect thereof) on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Other Obligations of the Issuer; provided, however, that the Issuer’s obligations to the Noteholders shall be subordinate to the obligations of the Issuer to the Insurer after payment of a claim under the Insurance Policy in accordance with the terms of the Insurance Policy and the Consent Agreement; provided further, that such subordination in right of payment shall apply only after the Issuer has been declared bankrupt or put into liquidation or otherwise dissolved (dissolvido) for the purposes of Brazilian Law, whether voluntarily or involuntarily and whether or not such event involves insolvency or bankruptcy or after any similar event which has an analogous effect to the foregoing pursuant to the law of Brazil has occurred. The Notes shall rank pari passu in right of payment amongst themselves.

(b) The consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 6.13 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Issuer for the purposes of this Section if the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 6.13 and the Notes will continue to be outstanding and will be treated as subordinated debt of the Issuer pursuant to the terms of Resolution 2837.

14.2 Payment Over of Proceeds Upon Dissolution, etc.

(a) In the event of any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, before the Noteholders are entitled to receive any payment on account of principal of or interest on the Notes (and any other amounts payable in respect thereof) including from funds deposited in the Reserve Account, the holders of Other Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up event.

(b) In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Noteholder shall have received in the event of any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities including from funds deposited in the Reserve Account, before all Other Obligations are paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee or, as the case may be, such Noteholder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuer for application to the payment of all Other Obligations remaining unpaid, to the extent necessary to pay all Other Obligations in full, after giving effect to any concurrent payment or distribution to or for the holders of Other Obligations.

(c) For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Other Obligations which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article.

14.3 Payment Permitted in Certain Situations

Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Issuer, at any time except during (i) the deferral of payment referred to in Section 2.8(a), or (ii) the pendency of any liquidation, dissolution or other winding up referred to in Section 14.2, from making payments at any time of principal of or interest on the Notes (and any other amounts payable in respect thereof) or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of or interest on the Notes (and any other amounts payable in respect thereof) of any series or the retention of such payment by the Noteholder, if, at the time of such application by the Trustee, it did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

14.4 Provisions Solely to Define Relative Rights

Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair the Issuer's obligation to pay to the Noteholders the principal of and interest on the Notes (and any other amounts payable in respect thereof) as and when the same shall become due and payable in accordance with their terms (provided always that the events set out in Section 2.8(a) or Section 14.2 have not occurred); or (b) affect the relative rights against the Issuer of the Noteholders and creditors of the Issuer; or (c) prevent the Trustee or any Noteholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Other Obligations, to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Noteholder.

14.5 Trustee to Effectuate Subordination

Each Noteholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

14.6 Notice to Trustee

Payment of principal or interest on the Notes (and any other amounts payable in respect thereof) are subject to the provisions of Section 2.8(a) and Section 14.2 and the Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes (a "Subordination Event") pursuant to Section 2.8(a) and Section 14.2. For the avoidance of doubt, a Subordination Event includes any event or circumstance which would (i) postpone payment of any part of any debt of the Issuer which the Central Bank of Brazil has authorized to be classified as "Tier II" of the Issuer's patrimônio de referência (reference net worth) under Resolution 2837, or (ii) subordinate any payment of any such debt to the Issuer's Other Obligations. Such Notice shall be given by the Issuer to the Trustee in writing not later than the later of the day that is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal or interest or any other amounts payable in respect thereof on any security) and the day on which such Subordination Event occurs. Notwithstanding anything to the contrary herein, if the Trustee shall not have received such a notice from the Issuer by 10 a.m. New York time on the day upon which any money becomes payable pursuant to the Notes, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Other Obligations (or a trustee therefor) to establish that such notice has been given by a holder of Other Obligations (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Other Obligations to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Other Obligations held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

14.7 Reliance on Judicial Order or Certificate of Liquidating Agent

Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the duties and responsibilities of the Trustee under the Trust Indenture Act, and the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to a Responsible Officer of the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Other Obligations and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

14.8 Trustee Not Fiduciary For Holders Of Other Obligations

The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Other Obligations and shall not be liable to any such holders or creditors if it shall in good faith mistakenly pay over or distribute to Noteholders or to the Issuer or to any other Person cash, property or securities to which any holders of Other Obligations shall be entitled by virtue of this Article or otherwise.

15. MISCELLANEOUS

15.1 Compliance Certificates and Opinions

(a) Upon any application or request by the Issuer to the Trustee that the Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act, including, where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with Section 314 of the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include in substance:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c) With the delivery of this Indenture, the Issuer is furnishing to the Trustee, and from time to time thereafter may furnish, an Officer's Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Trustee receives a subsequent Officer's Certificate, the Trustee shall be entitled to conclusively rely on the last such Officer's Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer.

15.2 Form of Documents Delivered to Trustee

(a) In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or, in the exercise of reasonable care, should know that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or option is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

(c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

15.3 Notices, etc. to Trustee

Any Act of Noteholders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

Trustee:	The Bank of New York Trust Company (Cayman) Limited
c/o The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Attention: Global Finance Unit
Telecopier: +1 (212) 815 5802
Telephone: +1 (212) 235 2349

Issuer:	Banco Bradesco S.A.
Grand Cayman Branch
Ansbacher House (3rd Floor)
20 Genesis Close
P.O. Box 1818 GT
George Town
Grand Cayman
Cayman Islands
Attention: General Manager
Telecopier: +1 345 945-1200
Telephone: +1 345 945-1430

With a copy to:	c/o Banco Bradesco S.A.
Avenida Ipiranga, 282, 10o Andar
01046-920 - Sío Paulo - SP
Attention: Marlene Moran Millan
Telephone: +55 11 3235 9566
Telecopier: +55 11 3235 9161
Swift BBDEBRSPOCO

Copies of all notices received or given by the Trustee hereunder or under each other Transaction Documents shall be delivered concurrently with their delivery or promptly after their receipt, as applicable, (but in any event within one Business Day) hereunder to Moody's at:

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Latin American ABS Monitoring, Maria Muller
Telephone: +1 (212) 553-4309
Telecopier: +1 (212) 553-4392

All notices or copies of notices required to be given to the Insurer pursuant to the terms of this Indenture shall be sent to:

Sovereign Risk Insurance Ltd.
c/o Kitson Brokerage Services Ltd.
5 Reid Street
Hamilton, HM 11, Bermuda
Attention: Chief Underwriter
Telephone: +1 (441) 295-2525
Telecopier: +1 (441) 295-7357

Any person may change its address by giving notice of such change in the manner set forth herein. Any notice given to a person by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the person shall be deemed to have accepted delivery upon presentation). Any notice given to a person by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

15.4 Notices to Noteholders; Waiver

Where this Indenture provides for notice to Noteholders of any event, such notice shall be given by the Trustee and shall be deemed sufficiently given (unless otherwise herein expressly provided) if (a) given in writing and mailed, first-class postage prepaid, to each Noteholder, at its address as it appears in the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice, (b) published in English on at least one Business Day in a morning edition in a leading newspaper having general circulation in the Borough of Manhattan, The City of New York, and (c) so long as the Notes are listed on the Luxembourg stock exchange and the rules of that exchange so require, published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in another leading English language daily newspaper with general circulation in Europe, and, in each case, such notice to be published on at least one Business Day in a morning edition, whether or not it shall be published in Saturday, Sunday or holiday editions. Any notice will be deemed validly given on (i) the date of mailing in respect of notices given in accordance to clause (a) and (ii) the date of publication in the case of notices given in accordance with clause (b) and (if applicable) clause (c). Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case of notice is given by mail pursuant to clause (a), neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders.

In the case of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail pursuant to clause (a), then such notification as shall be made with the approval of the Trustee, in addition to notice given pursuant to clause (b) and (if applicable) clause (c), shall constitute a sufficient notification for every purpose hereunder.

15.5 Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

15.6 Successors and Assigns

All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

15.7 Severability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.8 Benefits of Indenture

The Insurer shall be a third party beneficiary of this Indenture and shall be entitled to rely upon and to enforce the provisions of this Indenture. Nothing in this Indenture or in the Notes, express, or implied, shall give to any Person, other than the parties hereto, the Insurer, and their successors hereunder, the Noteholders and the holders of Other Obligations, any benefit or any legal or equitable right, remedy or claim under this Indenture.

15.9 Legal Holidays

In any case where the Optional Redemption Date, the Interest Payment Date, the Stated Maturity Date or the Maturity Date of any Note or any date on which any defaulted interest or Amount in Arrears is proposed to be paid, shall not be a business day at any Place of Payment or in the jurisdiction of any Paying Agent then (notwithstanding any other provision of this Indenture or such Note) payment of interest and/or principal need not be made at such Place of Payment or by such Paying Agent on such date, but may be made on the next succeeding business day at such Place of Payment or by such Paying Agent with the same force and effect as if made on the Optional Redemption Date, the Interest Payment Date, the Stated Maturity Date or the Maturity Date, or on the date on which the defaulted interest or Amount in Arrears is proposed to be paid, as the case may be, and, except as provided in any supplemental indenture setting forth the terms of such Note, if such payment is timely made, no interest shall accrue for the period from and after such Optional Redemption Date, Interest Payment Date, Stated Maturity Date or Maturity Date or date for the payment of defaulted interest or Amount in Arrears, as the case may be, to the date of such payment.

15.10 Currency Rate Indemnity

(a) The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer under or in connection with each tranche of the Notes or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by any Noteholder (including, for the avoidance of doubt, the Insurer after any claim payment) in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the amount in U.S. dollars which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer will indemnify it against any loss sustained by it as a result as set forth in Section 15.10(b). In any event, the Issuer will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 15.10, it will be sufficient for the Noteholder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 15.10 constitute separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

(b) The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "base currency"), then the conversion shall be made at the rate of exchange prevailing on the business day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer will pay such additional (or, as e case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the base currency originally due.

(iii) In the event of the winding-up of the Issuer at any time while any amount or damages owing under any tranche of the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer will indemnify and hold the Noteholders (including, for the avoidance of doubt, the Insurer after any claim payment) and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent in U.S. dollars for any tranche of the amount due or contingently due under the Notes of such tranche and this Indenture (other than under this clause (b)(iii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this clause (b)(iii), the final date for the filing of proofs of claim in the winding-up of the Issuer will be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(iv) The obligations contained in clauses (a), (b)(i), (b)(ii) and (b)(iii) of this Section 15.10 shall constitute separate and independent obligations from the other Indenture obligations of the Issuer, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Noteholder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the holders of the Note or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of subsection (b)(iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(v) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the base currency with the judgment currency and includes any premiums and costs of exchange payable. In this Section 15.10, the term "business day" shall mean a business day in the jurisdiction in which the currency conversion takes place.

(c) All costs and taxes payable in connection with the procedures referred to in this Section 15.10 shall be borne by the Issuer.

(d) Any transfer of funds pursuant to this Section 15.10 shall be subject to compliance with the subordination conditions of Resolution 2837.

15.11 Communication by Noteholders with Other Noteholders

Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture and the Notes. The Issuer, the Trustee, the Note Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

15.12 Governing Law

This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

15.13 Waiver of Jury Trial

THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

15.14 Submission to Jurisdiction, etc.

(a) The Issuer and the Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof. The Issuer and the Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Trustee agree that final, non-appealable judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Trustee, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Trustee is subject by a suit upon such judgment, as the case may be; provided, that service of process is effected upon the Issuer or the Trustee in the manner provided by this Indenture.

(b) The Issuer hereby irrevocably appoints and empowers the New York branch of Banco Bradesco S.A., located at 450 Park Avenue, 32nd/33rd Floor, New York, New York 10022 as its authorized agent, and the Trustee hereby irrevocably appoints and empowers The Bank of New York, located at 15 Broad Street, Floor 26, New York, New York 10286 (Corporate Trust Department) as its authorized agent, (each a "Process Agent") to accept and acknowledge for and on their behalf, and on behalf of their property, service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York State court or United States federal court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer and the Trustee will take any and all action necessary to continue such designation in full force and effect and to advise the Issuer or the Trustee, as applicable, of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer or the Trustee, as applicable, will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). The Issuer irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery to it at its address set forth in Section 15.3 or to any other address of which it shall have given notice pursuant to Section 15.3 or to its Process Agent. Service upon the Issuer or the Trustee or a Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of any Process Agent to give any notice of such service to the Issuer or the Trustee, as applicable, shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

15.15 Execution in Counterparts

This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By: NORBERTO PINTO BARBEDO
Title: Diretor Vice-Presidente

By: JOSÉ GUILHERME LEMBI DE FARIA
Title: Diretor Gerente

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
as Trustee, Note Registrar and Paying Agent

By: PATRICIA M. PHILLIPS
Title: Assistant Vice President

WITNESSES:

GRAND CAYMAN

CAYMAN ISLANDS

BRITISH WEST INDIES

On this 24th day of October, 2003 before me, a notary public within and for said county, personally appeared Patricia M. Phillips to me personally known who being duly sworn, did say that he is a Director of The Bank of New York Trust Company (Cayman) Limited, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	VANESSA MACK
Title:	Notary Public, State of New York
No. 01MA6030711
Qualified in Kings County
Commission Expires September 20, 2005

[NOTARIAL SEAL]

EXHIBIT A(1)

FORM OF RESTRICTED GLOBAL NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S. DOLLAR 100,000, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS SECURITY.

A(1)-1

BANCO BRADESCO S.A.,
acting through its Grand Cayman Branch

8.75% SUBORDINATED NOTES DUE 2013

GLOBAL REGISTERED NOTE

No. R-1
CUSIP No.: 05946N AC 9
ISIN No.: US05946NAC92

Initial Principal Amount: U.S.$135,000,000
Initial Issuance Date: October 24, 2003

This Note is one of a duly authorized issue of Notes of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "Issuer"), designated as its 8.75% Subordinated Notes due 2013 (the "Notes"), issued in an initial aggregate principal amount of U.S.$500,000,000 under an indenture (the "Indenture") dated as of October 24, 2003 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Registration Rights Agreement The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company ("DTC") and the holder of record of this Note (the "Holder" or "Noteholder"), the principal amount specified herein in U.S. dollars on October 24, 2013 (or earlier as hereinafter referred to) upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture; provided, further, that the Issuer may defer payment of the principal amount of the Notes under the circumstances described in Section 2.8 of the Indenture.

The Issuer promises to pay interest on the outstanding principal amount hereof from and including October 24, 2003, or from the most recent Payment Date to which interest has been paid or duly provided for, semi-annually on October 24 and April 24 of each year, commencing on April 24, 2004, (each an "Interest Payment Date"), at a rate equal to 8.75% per annum; provided, that (i) interest on the then-outstanding principal amount hereof after the maturity hereof and (ii) interest on any overdue interest, other than any interest payment not paid or delayed due to a default by the Insurer under the Insurance Policy, shall accrue (to the extent lawful) at 9.75% per annum; provided, further, that the Issuer may defer the payment of interest under the circumstances described in Section 2.8 of the Indenture. Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date for such interest payment.

A(1)-2

Principal or interest on any Note that is payable on any Interest Payment Date or the Maturity Date or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the accounts of DTC. Subject to Section 15.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Notes sold pursuant to Rule 144A shall be issued in the form of a beneficial interest in one or more global securities in denominations of U.S.$100,000 and higher multiples of U.S.$10,000.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Note Registrar and any agent of the Issuer, the Note Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A(1)-3

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

A(1)-4

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
as Trustee

By:____________________________________________
Authorized Signatory

Date:

A(1)-5

SCHEDULE OF TRANSFERS AND EXCHANGES

	Aggregate		Authorized signature
Date of	principal amount of Notes	Current principal	by or on behalf
transfer or exchange	transferred or exchanged	amount of this Note	of the Note Registrar

A(1)-6

ASSIGNMENT FORM

To assign this Note, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code)

and irrevocably appoint______________________________________________________________________ Attorney to transfer this Note on the books of the Note Registrar with full power of substitution in the premises.

Date:_________________________________

Your Signature:_________________________________
(Sign exactly as your name appears on the face of this Note)

A(1)-7

EXHIBIT A(2)

FORM OF REGULATION S GLOBAL NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. AS OPERATOR OF THE EUROCLEAR SYSTEM ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIéTé ANONYME ("CLEARSTREAM"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

A(2)-1

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS SECURITY.

A(2)-2

BANCO BRADESCO S.A.,
acting through its Grand Cayman Branch

8.75% SUBORDINATED NOTES DUE 2013

GLOBAL REGISTERED NOTE

No. U-1
CUSIP No.: P07867 AC 1
ISIN No.: XS0179416234

Initial Principal Amount: U.S.$365,000,000
Initial Issuance Date: October 24, 2003

This Note is one of a duly authorized issue of Notes of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the “Issuer”), designated as its 8.75% Subordinated Notes due 2013 (the “Notes”), issued in an initial aggregate principal amount of U.S.$500,000,000 under an indenture (the “Indenture”) dated as of October 24, 2003 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited or its registered assigns, as nominee of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”)and Clearstream Banking, société anonyme (“Clearstream”) and the holder of record of this Note (the “Holder” or “Noteholder”), the principal amount specified herein in U.S. dollars on October 24, 2013 (or earlier as hereinafter referred to) upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture; provided, further, that the Issuer may defer payment of the principal amount of the Notes under the circumstances described in Section 2.8 of the Indenture.

The Issuer promises to pay interest on the outstanding principal amount hereof from and including October 24, 2003, or from the most recent Payment Date to which interest has been paid or duly provided for, semi-annually on October 24 and April 24 of each year, commencing on April 24, 2004, (each an “Interest Payment Date”), at a rate equal to 8.75% per annum; provided, that (i) interest on the then-outstanding principal amount hereof after the maturity hereof and (ii) interest on any overdue interest, other than any interest payment not paid or delayed due to a default by the Insurer under the Insurance Policy, shall accrue (to the extent lawful) at 9.75% per annum; provided, further, that the Issuer may defer the payment of interest under the circumstances described in Section 2.8 of the Indenture. Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more

A(2)-3

predecessor Notes) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or interest on any Note that is payable on any Interest Payment Date or the Maturity Date or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the accounts of Euroclear and Clearstream. Subject to Section 15.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Notes sold pursuant to Regulation S shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and multiples thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Note Registrar and any agent of the Issuer, the Note Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A(2)-4

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:
Name:
Title:

By:
Name:
Title:

A(2)-5

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
as Trustee

By:
Authorized Signatory

Date:

A(2)-6

SCHEDULE OF TRANSFERS AND EXCHANGES

	Aggregate		Authorized signature
Date of	principal amount of Notes	Current principal	by or on behalf
transfer or exchange	transferred or exchanged	amount of this Note	of the Note Registrar

A(2)-7

ASSIGNMENT FORM

To assign this Note, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code)

and irrevocably appoint______________________________________________________________________ Attorney to transfer this Note on the books of the Note Registrar with full power of substitution in the premises.

Date:_________________________________

Your Signature:_________________________________
(Sign exactly as your name appears on the face of this Note)

A(2)-8

EXHIBIT A(3)

FORM OF EXCHANGE NOTE

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

8.75% SUBORDINATED NOTES DUE 2013

GLOBAL REGISTERED NOTE

No. [ ]
CUSIP No.: 05946N AD 7
ISIN No.: US05946NAD75

Initial Principal Amount: U.S.$[ ]
Initial Issuance Date: October 24, 2003

This Note is one of a duly authorized issue of Notes of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the “Issuer”), designated as its 8.75% Subordinated Notes due 2013 (the “Notes”), issued in an initial aggregate principal amount of U.S.$500,000,000 under an indenture (the “Indenture”) dated as of October 24, 2003 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Noteholders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Notes include the Initial Notes and the Exchange Notes issued in exchange for the Initial Notes in accordance with the Registration Rights Agreement The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company (“DTC”) and the holder of record of this Note (the “Holder” or “Noteholder”), the principal amount specified herein in U.S. dollars on October 24, 2013 (or earlier as hereinafter referred to) upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Notes shall be due as provided in the Indenture; provided, further, that the Issuer may defer payment of the principal amount of the Notes under the circumstances described in Section 2.8 of the Indenture.

The Issuer promises to pay interest on the outstanding principal amount hereof from and including October 24, 2003, or from the most recent Payment Date to which interest has been paid or duly provided for, semi-annually on October 24 and April 24 of each year, commencing on April 24, 2004 (each an “Interest Payment Date”), at a rate equal to 8.75% per annum; provided, that (i) interest on the then-outstanding principal amount hereof after the maturity hereof and (ii) interest on any overdue interest, other than any interest payment not paid or delayed due to a default by the Insurer under the Insurance Policy, shall accrue (to the extent lawful) at 9.75% per annum; provided, further, that the Issuer may defer the payment of interest under the circumstances described in Section 2.8 of the Indenture. Interest

A(3)-1

payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or interest on any Note that is payable on any Interest Payment Date or the Maturity Date or earlier as provided herein upon any acceleration of the Notes shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Notes shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Subject to Section 15.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Exchange Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$10,000 and multiples thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee, the Note Registrar and any agent of the Issuer, the Note Registrar or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, the Note Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A(3)-2

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:
Name:
Title:

By:
Name:
Title:

A(3)-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
as Trustee

By:
Authorized Signatory

Date:

A(3)-4

SCHEDULE OF TRANSFERS AND EXCHANGES

	Aggregate		Authorized signature
Date of	principal amount of Notes	Current principal	by or on behalf
transfer or exchange	transferred or exchanged	amount of this Note	of the Note Registrar

A(3)-5

ASSIGNMENT FORM

To assign this Note, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code)

and irrevocably appoint______________________________________________________________________ Attorney to transfer this Note on the books of the Note Registrar with full power of substitution in the premises.

Date:_________________________________

Your Signature:_________________________________
(Sign exactly as your name appears on the face of this Note)

A(3)-6

EXHIBIT B

FORM OF CLAIM NOTICE FOR INSURANCE POLICY

[LETTERHEAD OF INSURED]

[Date]

Sovereign Risk Insurance Ltd.
Wessex House, 5th Floor
45 Reid Street
Hamilton, HM 12, Bermuda

Re: Policy of Political Risk Insurance No.

This [Preliminary Application] [Final Application] is delivered to you pursuant to Article A.4 of the Policy of Political Risk Insurance for Capital Market Transactions (together with the duly-executed Declarations, Schedules and Endorsements, and as amended, supplemented and otherwise modified from time to time, the “Policy”), dated October 24, 2003, among (i) Sovereign Risk Insurance Ltd., as agent for the Insurers named therein (the “Agent”), and (ii) The Bank of New York Trust Company (Cayman) Limited (the “Insured”). All capitalized terms used and not otherwise defined in this certificate shall have the meanings assigned thereto in the Policy.

I, [ ], a duly authorized representative of the Insured, hereby certify, represent and warrant to Agent on behalf of the Insured as follows:

I.     This Application relates to the [ ], [ ] Scheduled Payment Date (the “Date of Loss”).

II.     A Covered Risk set forth in Article A.1.1:

___    clause (i)

___    clause (ii)

has occurred on [ ], [ ] and is continuing as of the date hereof.

III.     Attached hereto is evidence demonstrating the inability of the Insured and the Issuer and the Foreign Enterprise to convert the Local Currency that is the subject of this claim or to transfer the Policy Currency that is the subject of this claim outside the Host Country.

IV.     The Insured, the Issuer and the Foreign Enterprise have each made all reasonable efforts to convert the Local Currency that is the subject of the claim and/or remit the Policy Currency that is the subject of the claim through all legal and regulatory mechanisms available, commencing from the Date of Loss through the date hereof.

V.     The amount of this claim is U.S. $[ ]. [[ ] in Local Currency has been deposited into [specify relevant bank account details], which funds, as of the Date of Loss, have a value equal to U.S. $[ ] according to the Reference Rate of Exchange as calculated pursuant to Article A.3 of the Policy and have been designated by the Issuer and the Foreign Enterprise for the making of the [Scheduled Payment] [Premium Payment] that is the subject of the claim. The calculation and

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evidence of appropriate exchange rate are attached hereto.] [U.S. $[ ] has been deposited into [specify relevant bank account details.] and have been designated by the Issuer and the Foreign Enterprise for the making of the [Scheduled Payment][Premium Payment] that is the subject of the claim.] The [Local Currency][Policy Currency] has been deposited into the Issuer’s bank account as specified above and will be delivered to Sovereign as a condition to claim payment and after Sovereign’s determination of liability under the Policy.

VI.     No exclusion applies, and all representations and warranties set forth in the Policy are true, correct and complete as of this date, and the Insured has complied with all of its requirements under the Policy in all material respects.

VII.     The aggregate amount of claims paid to date under the Policy (U.S. $[ ]) when added to the amount of this claim (U.S. $[ ]) does not exceed the Policy Limit (U.S. $[ ]).

As a result of the Covered Risk stated in clause II above, the Insured hereby requests that the Agent make payment to the Insured in the amount of U.S.$[ ], for coverage pursuant to the Policy, which amount constitutes the Loss incurred by the Insured.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the [ ] day of [ ], [ ].

[•]

By:_____________________________
Name:
Title:

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EXHIBIT C(1)

CERTIFICATE OF EXTENSION OF MATURITY

[DATE]

The Bank of New York Trust Company (Cayman) Limited
[address]

Dear Sirs:

Reference is made to that certain (i) Indenture (the “Indenture”) dated as of October 24, 2003 between Banco Bradesco S.A., acting through its Grand Cayman Branch (the “Issuer”) and you, as trustee (the “Trustee”) and (ii) Policy of Political Risk Insurance, Policy No. 03-255 (the “Policy”) dated October 24, 2003 issued to you for the benefit of the Noteholders by Sovereign Risk Insurance Ltd., as agent for the insurers named therein (the “Insurer”). Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

Pursuant to Section 2.6 of the Indenture, the Issuer hereby certifies to you, the Trustee, acting on behalf of the holders of the Issuer’s 8.75% Subordinated Notes due 2013, as follows:

The Issuer has sufficient funds in Brazilian reais at the Reference Rate of Exchange to repay the principal amount of the Notes and any other Indebtedness payable on the Stated Maturity Date and the Issuer cannot make such payment in respect of the Notes because of a Currency Inconvertibility/Non-Transfer Event which occurred on [insert date] and which is continuing on the date hereof, and the Issuer has used its reasonable best efforts to convert and transfer such funds.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT C(2)

FORM OF PROOF OF LOSS FOR INSURANCE POLICY

[DATE]

The Bank of New York Trust Company (Cayman) Limited
[address]

Dear Sirs:

Reference is made to that certain (i) Indenture (the “Indenture”) dated as of October 24, 2003 between Banco Bradesco S.A., acting through its Grand Cayman Branch (the “Issuer”) and you, as trustee (the “Trustee”) and (ii) Policy of Political Risk Insurance, Policy No. 03-255 (the “Policy”) dated October 24, 2003 issued to you for the benefit of the Noteholders by Sovereign Risk Insurance Ltd., as agent for the insurers named therein (the “Insurer”). Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

Pursuant to Section 6.7 of the Indenture, the Issuer hereby certifies to you, the Trustee, acting on behalf of the holders of the Issuer’s 8.75% Subordinated Notes due 2013, as follows:

The Issuer has sufficient funds in Brazilian reais at the Reference Rate of Exchange to pay in full the interest payment due on [insert date] and the Issuer cannot make such interest payment because of a Currency Inconvertibility/Non-Transfer Event which occurred on [insert date] and which is continuing on the date hereof, and the Issuer has used its reasonable best efforts to convert and transfer such funds.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT D

FORM OF RISK BASED CAPITAL REQUIREMENTS CERTIFICATE

[DATE]

The Bank of New York Trust Company (Cayman) Limited
[address]

[Insurer’s contact information]

Dear Sirs:

Reference is made to that certain Indenture dated as of October 24, 2003, between Banco Bradesco S.A., acting through its Grand Cayman Branch (the “Issuer”) and you, as trustee (the “Trustee”). Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

Pursuant to Section 2.8 of the Indenture, the Issuer hereby certifies to you, the Trustee, acting on behalf of the holders of the Issuer’s 8.75% Subordinated Notes due 2013, that the payment of [interest on [ ] [insert Interest Payment Date or Optional Redemption Date]] [principal on [ ] [insert Stated Maturity Date, Maturity Date or Optional Redemption Date]] would cause the Issuer to fail to satisfy the Risk Based Capital Requirements.

The Issuer hereby requests deferral of such [interest] [principal] payment until the date that the Issuer is no longer in violation of the Risk Based Capital Requirements or the payment of such [interest] [principal] amount, or any portion thereof, would not cause the Issuer to violate the Risk Based Capital Requirements.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT E

FORM OF AUTHENTICATION AND DELIVERY ORDER

The Bank of New York Trust Company (Cayman) Limited
as Trustee
c/o The Bank of New York
101 Barclay Street
Floor 21W
New York, NY 10286
Attention: Global Finance Unit

Ladies and Gentlemen:

Pursuant to Section 2.3 of the Indenture dated as of October 24, 2003 (the “Indenture”) by and among Banco Bradesco S.A., acting through its Grand Cayman Branch (the “Issuer”) and The Bank of New York Trust Company (Cayman) Limited, as Trustee, you are hereby ordered in your capacity as such to authenticate U.S.$ [specify amount] in principal amount of the Issuer’s 8.75% Subordinated Notes due 2013, in the manner provided in the Indenture, in global form in the amount of [specify amount in U.S. dollars] [in respect of the Restricted Global Note] [and] [specify amount in U.S. dollars] in respect of the Regulation S Global Note] heretofore duly executed by the proper Authorized Officer of the Issuer and delivered to you as provided in the Indenture and to hold the Restricted Global Notes in your capacity as custodian for The Depository Trust Company and deliver the Regulation S Global Note to The Bank of New York Depositary (Nominees) Limited as common depositary for Euroclear and Clearstream.

BANCO BRADESCO S.A.
acting through its Grand Cayman Branch

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT F

FORM OF REGULATION S CERTIFICATE

(For transfers pursuant to Section 2.13(f)(i),
(iii) and (iv) of the Indenture)

To: The Bank of New York Trust Company (Cayman) Limitedas
Note Registrar

Re: 8.75% Subordinated Notes due 2013 of Banco Bradesco S.A., acting through its Grand Cayman branch (the "Notes")

Reference is made to the Indenture, dated as of October 24, 2003, (the “Indenture”), between Banco Bradesco S.A., acting through its Grand Cayman branch (the “Issuer”) and The Bank of New York Trust Company (Cayman) Limited, as trustee. Terms used herein and defined in the Indenture or in Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S.$ [ ] principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s). [ ]

CERTIFICATE No(s). [ ]

The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless the Specified Notes are being transferred to the Issuer or such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

1.     Rule 903 or 904 Transfers. If the transfer is being effected in accordance with Rule 903 or 904:

(a)     if the transfer is being effected in accordance with Rule 904, the Owner is not a distributor of the Notes, an affiliate of the Issuer, an affiliate of any distributor of the Notes or a person acting on behalf of any of the foregoing;

(b)     the offer of the Specified Notes was not made to a person in the United States;

(c)     either:

(i)     at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States (within the meaning of Regulation S), or

(ii)     the transaction is being executed in, on or through the facilities of a designated offshore securities market (within the meaning of Regulation S) and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(d)     no directed selling efforts have been made in the United States by the Owner, any affiliate or any person acting on their behalf;

(e)     if the transfer is being effected in accordance with Rule 903, the requirements of Rule 903(b)(2) have been satisfied;

(f)     if the transfer is being effected in accordance with Rule 904 and if the Owner is a dealer in Notes or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have been satisfied;

(g)     if the transfer is being effected in accordance with Rule 904 and if the Owner is an affiliate of the Issuer or of a distributor solely by virtue of holding a position as an officer or director of such person, then the requirements of Rule 904(b)(2) have been satisfied; and

(h)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

2.     Rule 144A Transfers. If the transfer is being effected pursuant to Rule 144:

(a)     the transfer is occurring after October 24, 2004 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(b)     the transfer is occurring after October 24, 2005 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

3.     Transfers During the Distribution Compliance Period. If the Transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note and the transfer is being effected during the Distribution Compliance Period, such beneficial interest will be held immediately after such transfer only in or through accounts maintained by Euroclear or Clearstream (or by Agent Members acting for the account thereof).

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the initial purchasers of the Notes.

Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:
Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

EXHIBIT G

FORM OF RESTRICTED NOTES CERTIFICATE

(For transfers pursuant to Section 2.13(f)(ii), (iii), (iv) and (v) of the Indenture)

To: The Bank of New York Trust Company (Cayman) Limitedas
Note Registrar

Re: 8.75% Subordinated Notes due 2013 of Banco Bradesco S.A., acting through its Grand Cayman branch (the "Notes")

Reference is made to the Indenture, dated as of October 24, 2003 (the “Indenture”), between Banco Bradesco S.A., acting through its Grand Cayman branch (the “Issuer”) and The Bank of New York Trust Company (Cayman) Limited, as trustee. Terms used herein and defined in the Indenture or in Regulation S the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S.$ [ ] principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CINS No(s). [ ]

CERTIFICATE No(s). [ ]

The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies that, unless the Specified Notes are being transferred to the Issuer or such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act or the exemption from the registration requirements under the Securities Act set forth in paragraph 3 below, as the case may be, and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

1.     Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

(a)     the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of one or more qualified institutional buyers in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States; and

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(b)     the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

2.     Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

(a)     the transfer is occurring after October 24, 2004 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(b)     the transfer is occurring after October 24, 2005 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer; and

3.     Other Applicable Exemptions. If the transfer is being effected pursuant to another exemption from the registration requirements under the Securities Act:

(a)     the transfer is being effected in accordance with the following exemption from the registration requirements under the Securities Act: _______________________ (the “Alternative Exemption”);

(b)     the Alternative Exemption is available to the Owner for such transfer, and the Owner has taken all steps necessary to effect the transfer in accordance with the Alternative Exemption; and

(c)     attached hereto are such documents and/or an opinion of U.S. counsel stating that the Alternative Exemption is available to the Owner for such transfer as required by the Note Registrar in connection herewith.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the initial purchasers of the Notes.

Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:
Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

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EXHIBIT H

FORM OF UNRESTRICTED NOTES CERTIFICATE

(For removal of Securities Act Restrictive Legends pursuant to Section 2.13(k) of the Indenture)

To: The Bank of New York Trust Company (Cayman) Limitedas
Note Registrar

Re: 8.75% Subordinated Notes due 2013 of Banco Bradesco S.A., acting through its Grand Cayman branch (the "Notes")

Reference is made to the Indenture, dated as of October 24, 2003 (the “Indenture”), between Banco Bradesco S.A., acting through its Grand Cayman branch (the “Issuer”) and The Bank of New York Trust Company (Cayman) Limited, as trustee. Terms used herein and defined in the Indenture or in Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S.$ [ ] principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s). [ ]

CERTIFICATE No(s). [ ]

The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through Euroclear or Clearstream or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Restrictive Legend pursuant to Section 2.13(k) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after October 24, 2005 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer. The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions. Attached hereto are such documents and/or opinions of U.S. counsel as may be reasonably required by the Issuer in connection herewith.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the initial purchasers of the Notes.

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Dated:

(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

By:
Name:
Title:

(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

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